                                 EXHIBIT 10.95

                    LEASE AGREEMENT FOR THE NISSAN PROPERTY

                                LEASE AGREEMENT


                                    Between


                       WELLS OPERATING PARTNERSHIP, L.P.

                                  As Landlord


                                      and


                      NISSAN MOTOR ACCEPTANCE CORPORATION

                                   As Tenant



                           Dated September 19, 2001



                             8900 Freeport Parkway

                              Irving, Texas 75063

                               TABLE OF CONTENTS
                               -----------------

                                                           Page
                                                           ----
1.   Lease of Demised Premises...........................    1

2.   Term................................................    1

3.   Base Rent...........................................    1

4.   Extension Options...................................    2

5.   Rent During Extended Terms..........................    2

6.   Net Lease...........................................    2

7.   Taxes...............................................    3

8.   Late Charges........................................    4

9.   Utilities and Services..............................    4

10.  Construction of Improvements........................    5

11.  Access and Delivery.................................    5

12.  Use.................................................    6

13.  Insurance...........................................    6

14.  Compliance With Laws (Generally)....................    8

15.  Environmental Laws..................................    8

16.  Repairs and Maintenance.............................    13

17.  Alterations.........................................    14

18.  End of Term.........................................    15

19.  Damage and Destruction..............................    16

20.  Condemnation........................................    17

21.  Subordination; Non-Disturbance......................    18

22.  Landlord's Access...................................    20

23.  Indemnification, Waiver and Release.................    21

24.  Covenant of Quiet Enjoyment........................   23

25.  Limitation On Tenant's Recourse....................   23

26.  Defaults and Remedies..............................   23

27.  Attorneys' Fees....................................   27

28.  Waivers............................................   27

29.  Assignment and Sublease by Tenant..................   27

30.  Signs..............................................   30

31.  Brokerage..........................................   31

32.  Notices............................................   31

33.  Estoppel Certificates..............................   33

34.  Miscellaneous......................................   34

Schedule of Exhibits:
--------------------

Exhibit "A":   Legal Description of Land
Exhibit "B":   Form of Supplemental Agreement
Exhibit "C":   Construction of Improvements
Exhibit "C-1": Building Plans
Exhibit "C-2": Site Plan
Exhibit "C-3": Allowances
Exhibit "D":   Rent Schedule
Exhibit "D-1": Project Budget
Exhibit "E":   Market Rate
Exhibit "F":   First Offer
Exhibit "G":   Title Exceptions
Exhibit "H":   Parent Company Guaranty
Exhibit "I":   Comfort Letter
Exhibit "J":   Agreement Regarding Contract

                                LEASE AGREEMENT
                                ---------------


     THIS LEASE AGREEMENT ("Lease"), is made this 19/th/ day of September, 2001 (the "Effective Date"), between WELLS OPERATING PARTNERSHIP, L.P. (hereinafter referred to as "Landlord"), a Delaware limited partnership, and NISSAN MOTOR ACCEPTANCE CORPORATION (hereinafter referred to as "Tenant"), a California corporation.

                             W I T N E S S E T H:
                             - - - - - - - - - -

     1.   Lease of Demised Premises.  Landlord, in consideration of the
          -------------------------
covenants and agreements to be performed by Tenant, and upon the terms and conditions hereafter stated, does hereby rent and lease unto Tenant, and Tenant does hereby rent and lease from Landlord, that certain real property (the "Land") located in the City of Irving, Dallas County, in the State of Texas, being more particularly described on Exhibit "A" attached hereto and by
                                     -----------
reference made a part hereof, together with the building (the "Building"), parking and other improvements to be constructed by Landlord on such real property as provided in this Lease, and including without limitation the heating, ventilating and air conditioning systems and the mechanical, electrical and plumbing system serving such premises (all of the foregoing are hereinafter collectively referred to as the "Project" and as the "Demised Premises"; subject, however, to the revision of the definition of "Demised Premises", but not of "Project" as set forth in Paragraph 29(e) hereof).

     2.   Term.  The initial term of this Lease (the "Initial Term") shall be
          ----
for the period beginning on the Effective Date of this Lease and shall terminate on the last day of the month which is one hundred twenty (120) months after the Rent Commencement Date (as hereinafter defined), unless sooner terminated as herein provided. The term of this Lease shall be subject to extension beyond the expiration of the Initial Term as provided in Paragraph 4 below. Promptly after the Rent Commencement Date, Landlord and Tenant shall enter into a supplemental agreement in the form of Exhibit "B" attached hereto and by
                                      -----------
reference made a part hereof, specifying the Rent Commencement Date, the date of expiration of the Initial Term of this Lease, and certain other matters as set forth therein. Tenant shall have and is hereby granted the option to extend the expiration date of the Initial Term of this Lease to the last day of the month which is one hundred forty four (144) months after the Rent Commencement Date, unless sooner terminated as herein provided, at the rent and upon all of the other terms, conditions, covenants and provisions set forth herein. Such option may be exercised by Tenant only by written notice to Landlord given on or before the second anniversary of the Rent Commencement Date. Tenant may not exercise such option to extend the expiration date of the Initial Term if an Event of Default (hereinafter defined) has occurred and is continuing at the time Tenant elects to exercise such right.

     3.   Base Rent.  Commencing on the Rent Commencement Date, and continuing
          ---------
thereafter throughout the Initial Term of this Lease, Tenant hereby agrees to pay to Landlord for the Demised Premises, without offset or deduction (except as may be expressly provided in this Lease), and without previous demand therefor, base rent ("Base Rent") in the amount set forth on Exhibit "D" attached hereto
                                                   -----------
and by reference made a part hereof. All Base Rent shall be payable by Tenant in monthly installments and shall be due and payable by Tenant in advance on the first day of each and every calendar month. In the event that the Rent Commencement Date occurs on other than the first calendar day of a month, or if the last day of the term of this Lease is other than the last calendar day of a month, the Base Rent due under this Lease for the first and/or last month, as the case may be, shall be prorated on a daily basis. All Base Rent and other amounts payable by Tenant to Landlord under this Lease shall be paid at Landlord's address for notices as set forth herein, or at such other place as Landlord may from time to time designate by written notice to Tenant. All payments of rent or other amounts required to be made to Landlord shall be in lawful money of the United States of America, which may be paid by check, subject to collection. No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein specified, nor any endorsement or statement on any check or letter accompanying such check, shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or to pursue any other remedy provided in this Lease.

     4.   Extension Options.  Tenant shall have and is hereby granted the option
          -----------------
to extend the term of this Lease beyond the expiration of the Initial Term for two (2) additional periods of five (5) years each (the "First Extended Term" and the "Second Extended Term", respectively, and collectively the "Extended Terms"), at the rent and upon all of the other terms, conditions, covenants and provisions set forth herein. Such option may be exercised by Tenant only by written notice to Landlord given during the time period specified on Exhibit "E"
                                                                     -----------
attached hereto. Tenant may not exercise an option to extend the term of this Lease if an Event of Default (hereinafter defined) has occurred and is continuing at the time Tenant elects to exercise such right. As used herein, "term of this Lease" shall mean and refer to the Initial Term and one or both of the Extended Terms, as the context may permit or require.

     5.   Rent During Extended Terms.  The Base Rent payable during each of the
          --------------------------
Extended Terms shall be calculated at ninety five percent (95%) of the then current "Market Rate" (as that term is defined on Exhibit "E" attached hereto
                                                  -----------
and by reference made a part hereof); provided, however, that in no event shall the annual Base Rent payable during the First Extended Term or the Second Extended Term, respectively, be less than the annual Base Rent (without reduction on account of any provision of this Lease, including but not limited to reductions on account of damage or casualty) for the twelve month period immediately preceding the first day of the First Extended Term or the Second Extended Term, respectively, unless otherwise agreed to in writing by the parties.

     6.   Net Lease.  Except as may be expressly provided to the contrary in
          ---------
this Lease, it is the purpose and intent of Landlord and Tenant that the rent payable hereunder shall be absolutely and unconditionally net to the Landlord, so that this Lease shall yield, net to the Landlord, the Base Rent specified in Paragraph 3 hereof in each year during the term of this Lease, as such Base Rent may be adjusted during the Extended Terms as provided in Paragraph 5 hereof. Except to the extent specifically provided in this Lease, no happening, event, occurrence or situation during the term of this Lease, whether foreseen or unforeseen, and however extraordinary, shall permit Tenant to quit or surrender the Demised Premises or shall relieve Tenant from its liability to pay the rent under this Lease, or shall relieve Tenant from any of its obligations under this Lease.

     7.   Taxes.
          -----

          (a) Commencing on the first day of the Move-in Period (as hereinafter defined) and continuing thereafter during the term of this Lease, Tenant shall pay directly to the appropriate authority, as additional rent, at least ten (10) days prior to the date the same shall become delinquent if not paid, all ad valorem taxes, general and special assessments (including, without limitation, all assessments for public improvements or benefits commenced or completed during the term of this Lease), all assessments and other sums due under that certain Declaration of Covenants, Restrictions and Development Standards Applicable to DFW Freeport dated October 29, 1979, recorded in Volume 79212, Page 2965 of the Deed Records of Dallas County, Texas, as supplemented and amended (the "Declaration"), rent taxes, sales, use and occupancy taxes, transit taxes, water and sewer taxes, rates and rent, excises, levies, license and permit fees and other fees, taxes, impositions and charges of every kind and nature whatsoever, general and special, foreseen and unforeseen, extraordinary as well as ordinary (hereinafter collectively referred to as "Taxes") which shall or may be charged, levied, laid, assessed, imposed, become due or payable, or liens upon or for, or with respect to (i) the Demised Premises or any part thereof, or any personal property, appurtenances or equipment owned by Tenant thereon or therein or any part thereof, (ii) the rent and income received for any use or occupancy of the Demised Premises, (iii) such franchise, licenses and permits as may pertain to the use of the Demised Premises, (iv) any documents to which Tenant is a party, creating or transferring an interest in the Demised Premises or this Lease, (v) this Lease, and (vi) the use or occupancy of the Demised Premises or any part thereof by Tenant or any subtenant, together with all interest and penalties thereon (except to the extent any such interest and/or penalties are attributable to the breach by Landlord of any of its covenants or obligations under this Lease), under or by virtue of all present or future laws, ordinances, requirements, orders, directives, rules or regulations of the federal, state and county governments and all other governmental authorities whatsoever (all of which shall also be included in the term "Taxes" as heretofore defined). Tenant shall provide to Landlord written evidence of all such payments made by Tenant (along with a copy of the applicable tax bill) on the same date payment is made by Tenant to the applicable taxing authority (but in any event prior to the date the same shall become delinquent if not paid). The term "Taxes" shall not include excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal, state and local income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income from the Demised Premises). Landlord shall forward copies of all bills or statements for taxes to Tenant promptly upon receipt thereof by Landlord.

          (b) In the event any special assessments may at the option of the taxpayer be paid in installments (whether or not interest accrues on the unpaid balance of the assessments), Tenant may in its sole discretion exercise the option to pay such assessments (and any accrued interest on the unpaid balance of such assessments) in installments, and in that event, Tenant shall pay directly to the appropriate authority, as additional rent, the installments that become due after the first day of the Move-in Period, and thereafter during the term of this Lease, at least ten (10) days prior to the date the same shall become delinquent if not paid, and shall provide written evidence of payment in full to Landlord on the date of such payment by Tenant (but in any event prior to the date the same shall become delinquent if not paid).

          (c) Tenant will have the right to contest the amount or validity, in whole or in part, of any Taxes by appropriate proceedings diligently conducted in good faith, only after paying the Taxes or posting such security as may be required by applicable law or as may be reasonably required by any holder of any Security Deed. Upon the termination of those proceedings, Tenant will pay the amount of the Taxes or part of the Taxes as finally determined, the payment of which may have been deferred during the prosecution of the proceedings, together with any costs, fees, interest, penalties, or other related liabilities. Landlord will reasonably cooperate with Tenant in the prosecution of such protest, but will not be required to join in any contest or proceedings unless the provisions of any law or regulations then in effect require the proceedings be brought by or in the name of Landlord. In that event, Landlord will join in the proceedings or permit them to be brought in its name; however, Landlord will not be subjected to any liability for the payment of any costs or expenses in connection with any contest or proceedings, and Tenant will indemnify Landlord against and save Landlord harmless from any of those costs and expenses.

     8.   Late Charges.  Any Base Rent, Taxes, or other amounts payable to
          ------------
Landlord under this Lease, if not paid by the tenth (10/th/) day of the month for which such Base Rent is due, or within thirty (30) days of receiving a valid invoice from Landlord for any other amounts payable hereunder, shall bear interest at the lesser of eighteen percent (18%) per annum or the maximum rate allowed by law from and after the date such payment was due until paid.

     9.   Utilities and Services.
          ----------------------

          (a) Commencing on the first day of the Move-in Period and continuing thereafter during the term of this Lease, Tenant will pay the appropriate suppliers for all water, sewer, gas, electricity, light, heat, telephone, television cable, rubbish removal, power, and other utilities and services used by Tenant on the Demised Premises, whether or not the services are billed directly to Tenant. The obligation of Tenant to pay for such services and utilities supplied or provided during the term of this Lease shall survive the expiration or earlier termination of this Lease.

          (b) In the event any such utility service to the Demised Premises becomes unavailable during the term of this Lease resulting in Tenant's inability to conduct the essential functions of Tenant's business in the Premises in whole or in part (essential functions do not include, by way of example and not of limitation, the inability to use the cafeteria in whole or in part due to the unavailability of gas, including but not limited to the inability to serve hot food), and such unavailability of such utility service or services is not caused by Tenant (interruptions caused by Tenant shall include but not be limited to interruptions resulting from Tenant's failure to pay for all charges imposed by the utility company or the governmental entity furnishing such services, or from Tenant's failure to comply with the obligations of Tenant pursuant to this Lease, or from Tenant's negligence or willful misconduct), and such unavailability continues for a period of five (5) consecutive business days, Tenant shall have the right, but not the obligation, to a pro rata abatement of the Base Rent payable under this Lease for each day such services are so interrupted from and after such fifth (5/th/) consecutive day until such services are reinstated. If such unavailability (not caused by Tenant) resulting in Tenant's inability to conduct the essential functions of Tenant's business in the Premises in whole or in part continues for sixty (60) consecutive business days, Tenant shall have the right, but not the obligation, to terminate this

Lease at any time thereafter while such unavailability continues by delivering written notice thereof to Landlord, after which neither party shall have any further obligation under this Lease, except as may be expressly provided to the contrary herein. In the event of unavailability of any such utility service, such service shall not be deemed unavailable if Landlord causes such utility to be provided (but Landlord shall have no obligation to cause such utility to be provided) by alternate means (such as, by way of example and not of limitation, an electric generator). The foregoing provisions of this Paragraph 9(b) shall not apply in the event of damage, destruction or condemnation; the provisions of Paragraph 19 apply in the event of damage or destruction and the provisions of Paragraph 20 apply in the event of condemnation.

          (c) Until such time as an Event of Default has occurred and is continuing, or Landlord has terminated Tenant's right to possession of the Demised Premises pursuant to Paragraph 26(b)(ii) hereof, Tenant shall have the right to determine the operating hours of the Building. Tenant may enter into any service contract, maintenance agreement or management agreement for the Building or the Demised Premises upon providing written notice thereof to Landlord. Landlord hereby agrees that Washington Group International may be retained by Tenant as a facilities management and maintenance vendor for the Project. All such contracts and agreements shall be in form and substance reasonably acceptable to Landlord and Tenant; provided, however, that Landlord shall be deemed to have approved a contract or agreement in the event the following conditions have been satisfied with respect to such contract or agreement: (i) Landlord has approved in writing the scope of work of such contract or agreement; and (ii) Landlord has approved in writing the vendor under such agreement or contract, which approval shall not be unreasonably withheld. With respect to any service contract, maintenance agreement or management agreement, Tenant may submit to Landlord in writing from time to time (such submission may be in advance of the time Tenant contemplates entering into such contract or agreement and such submission may be made whether or not at the time of such submission Tenant is contemplating entering into such contract or agreement) for Landlord's approval either or both (A) the proposed scope of work therefor or (B) a list of possible vendors therefor, and Landlord shall not unreasonably withhold approval of such proposed scope or vendors. Tenant shall deliver copies to Landlord of each executed service contract, maintenance agreement or management agreement within thirty (30) days after the execution thereof.

     10.  Construction of Improvements.  The respective obligations of Landlord
          ----------------------------
and Tenant with respect to the construction of the building and other improvements comprising the Demised Premises are set forth on Exhibit "C"
                                                              -----------
attached hereto and by reference made a part hereof.

     11.  Access and Delivery.  Landlord shall deliver to Tenant, on the first
          -------------------
day of the Move-in Period, actual and exclusive possession of the Demised Premises, free and clear of all tenancies and occupancies, in conformity with law, in a safe, dry, clean and tenantable condition and in good order and repair for the purpose of moving Tenant's equipment, furniture and fixtures into the Demised Premises, and otherwise readying the Demised Premises for Tenant's occupancy thereof. For purposes hereof, the term "Rent Commencement Date" shall mean the date immediately following the last day of the "Move-in Period" (as hereinafter defined). The "Move-in Period" shall mean the period commencing on the day which is the later to occur of (a) the day two (2) days after Landlord has delivered written notice to Tenant of the date of Substantial Completion (as defined in Exhibit "C" attached hereto), or (b) the date of Substantial
           -----------

Completion, and ending on the date sixty (60) days thereafter; provided, however, that the expiration date of the Move-in Period shall be extended on a day for day basis for each day Tenant is delayed in installing Tenant's furniture, fixtures or equipment (delays in obtaining Tenant's furniture, fixtures or equipment shall not result in an extension of the Move-in Period) because of any delay caused by Landlord, the City of Irving, any other applicable governmental agencies or authorities or by "Force Majeure" (as defined in Paragraph 34(n) hereof), including any failure by Landlord to provide Tenant sufficient access. During the Move-in Period, Tenant shall have unrestricted access to the Building, Project, and Demised Premises, including the loading docks and elevators, in common with Landlord's access for the performance of punch list items. Tenant may, at its expense, inspect the Project, the Building and the Demised Premises, at any time, and from time to time, during the construction of the improvements to assure itself that the improvements are being constructed in accordance with the approved plans and specifications. Upon Substantial Completion (as defined in Exhibit "C" to this
                                                           -----------
Lease), or at such earlier time as Tenant's activities within the Demised Premises can commence without unreasonable interference with Landlord's construction of such improvements, Landlord shall give written notice thereof to Tenant. Following receipt of such notice, Tenant may have access to the Demised Premises for the installation of Tenant's furniture, trade fixtures, signs, equipment, telephone and other communication systems, and all other work desired by Tenant and approved by Landlord in writing, which approval shall not be unreasonably withheld, delayed or conditioned.

     12.  Use.  The Demised Premises shall be used solely for general office
          ---
purposes and purposes incidental to said use (and for no other purposes whatsoever), such purposes including but not limited to the following: (i) the use of photographic reproduction equipment, (ii) the installation and operation of kitchen, food service and eating appliances and facilities, vending machines, and other equipment and facilities for use solely by Tenant's employees, agents, licensees, contractors, vendors and invitees, (iii) the installation and use of computer and telecommunications facilities, data processing and transmission equipment, (iv) conference and meeting facilities, (v) call center, (vi) training, (vii) cashier-related activities, (viii) lending services, (ix) product demonstration, and (x) other uses typically permitted by landlords to be made by tenants of similar office space in the Irving, Texas area, all to the extent permitted by, and in accordance with, applicable laws, ordinances, rules and regulations of governmental authorities. Unless and until an Event of Default has occurred and is continuing, or Landlord has terminated Tenant's right to possession of the Demised Premises pursuant to Paragraph 26(b)(ii) hereof, Tenant shall also have the right to display (so long as such display is permitted by and conducted in accordance with all applicable laws, ordinances, rules and regulations of governmental authorities) up to three vehicles outside of the Building in front of the main entrance to the Building, and up to two vehicles inside the reception area or main lobby of the Building (Landlord agrees to reasonably cooperate with Tenant, at Tenant's costs, in Tenant's efforts to obtain any zoning or other variances necessary to display such vehicles). The Demised Premises shall not be used for any illegal purpose, nor in violation of any valid regulation of any governmental body, nor in any manner to create any nuisance or trespass, nor in any manner to vitiate the insurance with respect to the Demised Premises.

     13.  Insurance.
          ---------

          (a) From the first day of the Move-in Period and continuing thereafter throughout the term of this Lease, Tenant will, at its sole expense, obtain and keep in force (i) "all-risk" coverage insurance (including without limitation not less than twelve months of rent loss coverage, and including without limitation flood and earthquake coverage) naming Landlord as an additional insured and Tenant as their interests may appear and other parties that Landlord or Tenant may designate as additional insureds in the customary form in the City of Irving, State of Texas, for buildings and improvements of similar character, on all buildings and improvements located on the Land, and
(ii) a policy of workers' compensation insurance as required by applicable law. The amount of such insurance will be not less than the then full replacement value of the buildings and improvements located on the Land.

          (b) From the date upon which Tenant first enters the Demised Premises for the installation of its trade fixtures, furniture or other items, and thereafter throughout the term of this Lease, Tenant will, at its sole expense, obtain and keep in force commercial general liability insurance with a combined single limit of not less than Ten Million Dollars ($10,000,000.00) for injury to or death of any one person, for injury to or death of any number of persons in one occurrence, and for damage to property, insuring Landlord and Tenant against any and all liability with respect to the Demised Premises or arising out of the maintenance, use, or occupancy of the Demised Premises, including without limitation coverage for contractual liability, broad form property damage, and non-owned automobile liability. The insurance will insure the performance by Tenant of the indemnity agreement as to liability for injury to or death of persons and damage to property set forth in Paragraph 23. The insurance will be noncontributing with any insurance that may be carried by Landlord and will contain a provision that Landlord, although named as an insured, will nevertheless be entitled to recover under the policy for any loss, injury, or damage to Landlord, its agents, and employees, or the property of such persons. The limits and coverage of all the insurance will be adjusted by agreement of Landlord and Tenant during the fifth lease year during the term of this Lease and on the first day of the First Extended Term and the first day of the Second Extended Term, if the term of this Lease is so extended, in conformity with the then prevailing custom of insuring liability in the City of Irving, State of Texas.

          (c) All insurance required in this Paragraph 13 and all renewals of it will be issued by companies authorized to transact business in the State of Texas, and rated at least A Class VIII by Best's Insurance Reports (property liability) or, if not so rated, approved by Landlord (in Landlord's reasonable discretion). Landlord hereby agrees and acknowledges that as of the date hereof Yasuda Fire & Marine Insurance Company of America meets the standards set forth in the sentence immediately preceding sentence. All insurance policies will expressly provide that the policies will not be canceled or altered without thirty (30) days' prior written notice to Landlord and any lender, in the case of "all-risk" coverage insurance, and to Landlord, in the case of general liability insurance; and will, to the extent obtainable, provide that no act or omission of Tenant which would otherwise result in forfeiture or reduction of the insurance will affect or limit the obligation of the insurance company to pay the amount of any loss sustained. Tenant may satisfy its obligation under this Paragraph 13 by appropriate endorsements of its blanket insurance policies.

          (d) All policies of liability insurance that Tenant is obligated to maintain according to this Lease (other than any policy of workmen's compensation insurance) will name Landlord and such other persons or firms as Landlord specifies from time to time as additional insureds. A certificate of insurance (together with copies of the endorsements naming Landlord, and any others specified by Landlord, as additional insureds) will be delivered to Landlord prior to the date upon which Tenant first enters the Demised Premises for the installation of its trade fixtures, furniture or other items (or, if earlier, the first day of the Move-in Period) and at least fifteen (15) days prior to the expiration of the term of each policy. Tenant shall, within fifteen
(15) days after request by Landlord from time to time, deliver to Landlord a complete copy of each insurance policy All public liability, property damage liability, and casualty policies maintained by Tenant will be written as primary policies, not contributing with and not in excess of coverage that Landlord may carry. Insurance required to be maintained by Tenant by this Paragraph 13 may be subject to commercially reasonably deductibles. Tenant will cause all subtenants to execute and deliver to Landlord a waiver of claims similar to the waiver in this Paragraph and to obtain such waiver of subrogation rights endorsements.

          (e) Landlord and Tenant hereby waive all rights to recover against each other and their respective officers, directors, shareholders, partners, joint venturers, employees, agents and contractors, for any loss or damage arising from any cause that would be covered by any insurance required to be carried pursuant to this Paragraph 13 or any other insurance actually carried by such party, regardless whether such cause is the result of Landlord's or Tenant's negligent acts or omissions, and regardless whether such insurance is actually obtained. Landlord and Tenant will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all policies of insurance carried in connection with the building or the Demised Premises or the contents of either of them.

     14.  Compliance With Laws (Generally).  Tenant will not use or occupy, or
          --------------------------------
permit any portion of the Demised Premises to be used or occupied (i) in violation of any law, ordinance, order, rule, regulation, certificate of occupancy, or other governmental requirement; or (ii) in any manner or for any business or purpose that creates risks of fire or other hazards, or that would in any way violate, suspend or void fire or liability or any other insurance of any kind at any time carried upon all or any part of the Demised Premises or its contents. Tenant will comply with all laws, ordinances, orders, rules, regulations, and other governmental requirements relating to the use, condition, or occupancy of the Demised Premises, but Tenant shall not be obligated to make alterations to the structural portions of the foundation, exterior walls, roof or structural frame of the Building to do so. Notwithstanding the foregoing, Landlord, at its cost and expense, shall cause the Project, Building and Demised Premises to comply as of the date of Substantial Completion with all laws and shall make all alterations necessary to cause the Building, Project and Demised Premises to so comply if they do not. In addition, during the term of this Lease, Landlord shall undertake all necessary improvements, repairs, maintenance or modifications necessary to assure that the structural portions of the foundation, exterior walls, roof and structural frame of the Building comply with all laws in effect through the term of the Lease.

     15.  Environmental Laws.
          ------------------

          (a) Landlord has caused to be performed a Phase I environmental study of the Land, and has delivered a copy of the report to Tenant prior to the Effective Date. Tenant has reviewed such report. Upon Substantial Completion (as defined in Exhibit "C" to
                                                                 -----------
this Lease), Landlord shall cause to be performed an updated Phase I environmental study of the Land, and shall deliver a copy of same immediately upon receipt to Tenant.

          (b) Effective as of the date of Tenant's initial entry into the Demised Premises for the purpose of moving Tenant's equipment, furniture and fixtures into the Demised Premises, and otherwise readying the Demised Premises for Tenant's occupancy thereof, Tenant agrees to comply with all applicable laws, ordinances, and regulations (including without limitation consent decrees and administrative orders) relating to public health and safety and protection of the environment, including without limitation those statutes, laws, regulations, and ordinances identified in subparagraph (i) below, all as amended and modified from time to time (collectively, "Environmental Laws"); provided that Landlord shall cause the Project to comply with Environmental Laws as of the first day of the Move-in Period and shall be responsible, without cost or expense to Tenant, for removing all environmental hazards existing on the Project as of the first day of the Move-in Period (except those placed on the Project by Tenant) or placed on the Project by Landlord.

          (c) Tenant will not, during the term of this Lease, permit to occur any release, generation, manufacture, storage, treatment, transportation, or disposal of "Hazardous Material," as that term is defined in subparagraph (i) below, on, in, under, or from the Demised Premises. However, the preceding sentence shall not prohibit the use, storage, maintenance and handling within, and the transportation to and from, the Demised Premises of substances customarily used in the operation of a first class office building, including the incidental uses permitted hereunder, provided: (i) all such substances shall be used, stored and maintained only in such quantities as are reasonably necessary for such permitted use of the Demised Premises and the ordinary course of Tenant's business therein, and only in strict accordance with applicable Environmental Laws, the highest prevailing standards of use, storage, maintenance, handling and transportation, and the manufacturer's instructions therefor; (ii) such substances shall not be disposed of, released or discharged on the Demised Premises, and shall be transported to and from the Demised Premises in compliance with all applicable Environmental Laws; and (iii) any remaining such substances shall be completely, properly and lawfully removed from the Demised Premises upon the expiration or earlier termination of this Lease.

          (d) Tenant shall promptly notify Landlord (promptly after Tenant becomes aware) of: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority against Tenant or the Demised Premises with respect to the presence of any Hazardous Material on the Demised Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened against Tenant by any party relating to any loss or injury resulting from any Hazardous Material on the Demised Premises,
(iii) any release, discharge or non-routine, improper or unlawful disposal or transportation of any Hazardous Material on or from the Demised Premises or in violation of this Paragraph of which Tenant has actual knowledge, and (iv) any other matters where Tenant is required by Environmental Laws to give a notice to any governmental or regulatory authority respecting any Hazardous Material on the Demised Premises. Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Demised Premises initiated in connection with any Environmental Laws. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list, certified to be true and complete, identifying any Hazardous Material then used, stored, or maintained upon the Demised Premises, the use and approximate quantity of each such material, a copy of any material safety data sheet issued by the manufacturer therefor, and such other information as Landlord may reasonably require or as may be required by Environmental Laws.

          (e) If any Hazardous Material is released, discharged or disposed of by Tenant or any person or entity claiming by, through or under Tenant (such as, but not limited to, sublessees, assignees, and licensees), or their respective employees, agents, contractors, invitees or visitors (collectively, the "Tenant Parties"), on or about the Demised Premises during the term of this Lease in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable Environmental Laws clean up and remove the Hazardous Material from the Demised Premises and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant's expense. Such clean up and removal work shall be subject to Landlord's prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any court or governmental body having jurisdiction. Landlord shall be responsible for the remediation, without cost or expense to Tenant, of any release, discharge, or disposal of any Hazardous Material existing on the Project as of the first day of the Move-in Period (except those placed on the Project by all or any one or more of the Tenant Parties), or placed on the Project at any time by Landlord, or its employees, agents, contractors, licensees, invitees or visitors. Notwithstanding the foregoing to the contrary, (i) Tenant, and not Landlord, shall be responsible during the term of this Lease for the proper disposal of all Hazardous Materials existing on the Project as of the first day of the Move-in Period which are (x) either identified on the Building Plans (as such term is defined on Exhibit "C"
                                                                    -----------
attached hereto) and incorporated into the Project as contemplated thereby or as are otherwise commonly legally used (in such amounts as are commonly legally used) in the operation of first class office projects similar to the Project, and (y) are used in the operation of the Project (by way of example and not of limitation, Tenant shall be responsible for the proper disposal of all fluorescent tubes, notwithstanding that such fluorescent tubes were installed by Landlord as part of the construction, or reconstruction following a Casualty or taking, of the Demised Premises); and (ii) to the extent that this Paragraph 15(e) imposes on Landlord the obligation to remediate, remove, or dispose of any Hazardous Material identified on the Building Plans and incorporated into the Project as contemplated thereby or as are otherwise commonly legally used (in such amounts as are commonly legally used) in the construction of first class office projects similar to the Project and incorporated into the Project, Landlord shall have no obligation to remediate, remove, or dispose of such Hazardous Material under this Paragraph 15(e) unless and until such remediation, removal or disposal of such particular Hazardous Material is required by applicable law. If any Hazardous Material is released, discharged or disposed of on or about the Demised Premises subsequent to the commencement of the Move-in Period during the term of this Lease other than by the Tenant Parties or by Landlord, and remediation, removal or disposal of such particular Hazardous Material is required by applicable law, Landlord shall remediate, remove, or dispose of such Hazardous Material (provided, however, that Landlord may elect, in Landlord's sole discretion, to pursue claims against the party or parties responsible or potentially responsible for such release, discharge, disposal, for such party or parties to remediate, remove or dispose of such Hazardous Material, and Landlord shall have no obligation to remediate, remove or dispose of such Hazardous Material so long as Landlord is diligently pursuing such claims), and the cost of such remediation, removal and disposal [which shall include, without limitation, transportation and storage costs, testing, investigation, the preparation and implementation of any remedial action plan required by any court or governmental body having jurisdiction, and the costs and expenses (including without limitation attorneys' and experts fees and expenses and fees and expenses incurred in investigating, defending, or prosecuting any release, discharge, disposal, claim or proceeding) of pursuing claims against the party or parties responsible or potentially responsible for such release, discharge, or disposal or for the remediation, removal or disposal of such Hazardous Material, including without limitation claims for the remediation, removal or disposal of such Hazardous Material by such party or parties, and claims for damages, penalties, losses, costs, disbursements, and expenses of any kind (including without limitation attorneys' and experts fees and expenses and fees and expenses incurred in investigating, defending, or prosecuting any claim or proceeding)] shall (after reduction for amounts collected from third parties) be shared equally by Landlord and Tenant, and Tenant will within ten (10) days after demand, from time to time during or following such remediation, removal or disposal, reimburse Landlord in an amount equal to one half of the costs and expenses incurred by Landlord in connection with such remediation, removal or disposal through the date set forth in Landlord's demand, less the amount, if any, previously reimbursed by Tenant to Landlord on account of such remediation, removal or disposal.

          (f) Landlord will have the right, upon no less than ten (10) days advance written notice to Tenant (no advance notice shall be required if an Event of Default has occurred and is continuing, or Landlord has terminated Tenant's right to possession of the Demised Premises pursuant to Paragraph 26(b)(ii) hereof), to conduct environmental audits of the Demised Premises, and Tenant will cooperate in the conduct of those audits. The audits will be conducted by a consultant of Landlord's choosing, and if a violation of any of Tenant's warranties, representations, or covenants contained in this Paragraph 15 is discovered, the fees and expenses of such consultant will be borne by Tenant and will be paid as additional rent under this Lease on demand by Landlord. Except as provided in the sentence immediately preceding this sentence, the fees and expenses of such consultant will be borne by Landlord.

          (g) In the event of any breach or failure to comply with any of Tenant's warranties, representations or covenants set forth in this Paragraph 15, Landlord may cause the removal (or other cleanup acceptable to Landlord) of any Hazardous Material from the Demised Premises, upon Tenant's failure to do so within thirty (30) days after Tenant's receipt of Landlord's written request therefor. The costs of Hazardous Material removal and any other cleanup (including without limitation transportation and storage costs) resulting from a breach or failure to comply with any of Tenant's warranties, representations, or covenants contained in this Paragraph 15 will be additional rent under this Lease, whether or not a court has ordered the cleanup, and those costs will become due and payable within thirty (30) days after written demand by Landlord. Tenant will give Landlord, its agents, and employees access to the Demised Premises to remove or otherwise clean up any Hazardous Material. Except as expressly provided in Paragraphs 15(b), (e) and (j) of this Lease, Landlord has no affirmative obligation to remove or otherwise clean up any Hazardous Material, and this Lease will not be construed as creating any such obligation.

          (h) Tenant agrees to indemnify, defend (with counsel reasonably acceptable to Landlord and at Tenant's sole cost), and hold Landlord and Landlord's partners and their respective affiliates, shareholders, directors, officers, employees, and agents free and harmless from and against all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (excluding consequential damages), disbursements, or expenses of any kind (including without limitation attorneys' and experts fees and expenses and fees and expenses incurred in investigating, defending, or prosecuting any litigation, claim, or proceeding) that may at any time be imposed upon, incurred by, or asserted or awarded against Landlord or any of them in connection with or arising from or out of:

          (1) any misrepresentation, inaccuracy, or breach of any of Tenant's warranties, covenants or agreements contained or referred to in this Paragraph 15;

          (2) any violation or claim of violation by Tenant of any Environmental Law; or

          (3) the imposition of any lien for the recovery of any costs for environmental cleanup or other response costs relating to the release or threatened release of Hazardous Material in connection with or arising from or out of any of the matters set forth in (1) or (2) above.

     This indemnification is the personal obligation of Tenant and will survive termination of this Lease.

      (i) For purposes of this lease, "Hazardous Material" means:

          (1) "hazardous substances" or "toxic substances" as those terms are defined by the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA), 42 U.S.C. (S) 9601, et seq., or the Hazardous Materials Transportation Act, 419 U.S.C. (S) 1802, both as amended to this date and as amended after this date;

          (2) "hazardous wastes", as that term is defined by the Resource Conservation and Recovery Act (RCRA), 42 U.S.C. (S) 6902, et seq., as amended to this date and as amended after this date;

          (3) any pollutant, contaminant, or hazardous, dangerous, or toxic chemical, material, or substance within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including without limitation consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic, or dangerous waste, substance or material, all as amended to this date or as amended after this date;

          (4) crude oil or any fraction of it that is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute);

          (5) any radioactive material, including without limitation any source, special nuclear, or by-product material as defined at 42 U.S.C. (S) 2011, et seq., as amended to this date or as amended after this date;

          (6) asbestos in any form or condition; and

          (7) polychlorinated biphenyls (PCB's) or substances or compounds containing PCB'S.

      (j) Landlord hereby warrants and represents to Tenant that, as of the Effective Date and the date of Substantial Completion (as defined in Exhibit "C"
                                                                     -----------
to this Lease), to the best of Landlord's knowledge, but without investigation or inquiry, the Project is and shall be free from Hazardous Materials, except for those Hazardous Materials identified in the Phase I environmental study of the Land delivered to Tenant prior to the Effective Date and except for those Hazardous Materials identified on the Building Plans and incorporated into the Project as contemplated thereby or as are otherwise commonly legally used (in such amounts as are commonly legally used) in the construction or operation of first class office projects similar to the Project. Landlord agrees to indemnify, defend, and hold Tenant and Tenant's affiliates, shareholders, directors, officers, employees, and agents free and harmless from and against all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (excluding consequential damages), disbursements, or expenses of any kind (including without limitation attorneys' and experts fees and expenses and fees and expenses incurred in investigating, defending, or prosecuting any litigation, claim, or proceeding) that may at any time be imposed upon, incurred by, or asserted or awarded against Tenant or any of the foregoing parties in connection with or arising from or out of a breach of the foregoing warranty or a breach of Landlord's obligations and covenants under this Paragraph 15.

     16.  Repairs and Maintenance.
          -----------------------

          (a) By Landlord.  Landlord shall be responsible for correcting or
              -----------
curing any defect or deficiency in the initial construction of the Building and improvements comprising the Demised Premises, provided that written notice of such defect or deficiency has been provided to Landlord by Tenant within two (2) years after Landlord shall have given written notice to Tenant that the Demised Premises are substantially completed; provided further, however, that the correction or cure of such defect or deficiency shall be at Tenant's cost if the correction or cure of such defect or deficiency would have been covered by a warranty or guaranty from the contractor, subcontractor, supplier, or manufacturer with respect to any such item but for the actions of Tenant, Tenant's agents, contractors or employees resulting in such warranty or guaranty being unenforceable or void as to the correction or cure of such defect or deficiency. In addition to the foregoing, Tenant shall notify Landlord from time to time when repairs, restorations, or replacements to the structural portions of the foundation, exterior walls, structural frame and roof are necessary, and Landlord shall, within sixty (60) days after such notice and at its sole cost and expense (unless caused by the gross negligence or willful misconduct of Tenant, its agents, contractors or employees), make all necessary repairs, restorations, and replacements to the structural portions of the foundation, exterior walls, structural frame and roof. During any time warranties are in effect Landlord may cause such work to be performed by enforcing such warranties.

          (b) By Tenant.  Except as expressly provided in subparagraph (a) of
              ---------
this Paragraph 16, and except as provided in Paragraph 29(e), Tenant will, at its sole cost and expense, (i) in the event Tenant elects not to self-manage the Project, hire a company experienced in the management and maintenance of facilities similar to the Project (approved by Landlord, which approval Landlord shall not unreasonably withhold, condition or delay, and which approval shall be deemed granted if Landlord fails to respond to a written request therefor within twenty (20) days; Landlord hereby approves Washington Group International for all purposes in connection with this Lease as a management company), to manage and maintain the Project (the contract with such company shall provide for the contract to terminate on the date (the "Applicable Date") which is the earlier of the Recapture Date (as defined in Paragraph 29(e) hereof), the last day of the term of this Lease, and the day Landlord terminates Tenant's right to possession of the Demised Premises pursuant to Paragraph 26(b)(ii) hereof), and (ii) take care of and maintain the Project in first class order, repair and operating condition and make repairs, restorations, and replacements to the Project, including without limitation the heating, ventilating, air conditioning, mechanical, electrical, elevator, and plumbing systems, structural roof, walls, and foundations, paving, curbs, landscaping, and the fixtures and appurtenances to the Project as and when needed to preserve them in good working order and condition and as required by Article IX of the Declaration and regardless of whether the repairs, restorations, and replacements are ordinary or extraordinary, foreseeable or unforeseeable, capital or non-capital, or the fault or not the fault of Tenant, its agents, employees, invitees, visitors, or contractors, but not to the extent caused by the negligence or intentional misconduct of Landlord, its employees, agents or licensees. Tenant agrees to keep and maintain in full force and effect, from the first day of the Move-in Period and continuing thereafter throughout the term of this Lease, at Tenant's sole expense, a maintenance contract with a reputable heating and air conditioning contractor with respect to the heating and air conditioning equipment servicing the Project. Such contract shall provide for service to be rendered on a regular periodic basis, shall provide for the contract to terminate on the Applicable Date. Tenant shall deliver to Landlord written evidence of such service contract upon request of Landlord. All repairs, restorations, and replacements by Tenant hereunder will be in quality and class equal to the original work or installations. If Tenant fails to make repairs, restorations, or replacements within thirty (30) days after receipt of written notice from Landlord of the need therefor, Landlord may thereafter make them at the expense of Tenant and the expense will be collectible as additional rent to be paid by Tenant within thirty (30) days after its receipt of a valid invoice therefor.

     17.  Alterations.  Tenant will not make any alterations, additions, or
          -----------
improvements to the Demised Premises without Landlord's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed, and which shall be deemed granted if Landlord fails to respond to a written request therefor within twenty (20) days); provided, however, Landlord's prior written consent will not be necessary for (i) any alteration (including without limitation any non-structural or decorative alteration not permitted under clause (ii) hereof), addition, or improvement (which shall include any related series of alterations, additions or improvements) costing less than $100,000, or
(ii) any interior painting, wallpapering, recarpeting, or other flooring, or moving of electric outlets, provided and on the condition that such alteration, addition or improvement under either (i) or (ii):

          (a) does not affect the Building systems, including without limitation the heating, ventilating, air conditioning, mechanical, electrical and plumbing systems;

          (b) does not materially diminish the value of the improvements in the applicable portion of the Demised Premises;

          (c) does not adversely change the general character of the Demised Premises, or reduce the fair market value of the Demised Premises below its fair market value prior to the alteration, addition, or improvement;

          (d) is made with due diligence, in a good and workmanlike manner, and in compliance with the laws, ordinances, orders, rules, regulations, certificates of occupancy, or other governmental requirements;

          (e) is promptly and fully paid for by Tenant; and

          (f) if necessary, except for decorative changes, and moving of electric outlets, permitted under (ii) above, is made under the supervision of an architect or engineer reasonably satisfactory to Landlord (Landlord hereby agreeing that Landlord's Architect (as defined on Exhibit "C" hereto) shall be
                                                  -----------
deemed a satisfactory architect for all purposes under this Paragraph 17) and in accordance with plans and specifications approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

Tenant will not be obligated to remove any improvements made by Landlord pursuant to Exhibit "C". In addition, Tenant shall not be obligated to remove
            -----------
any alterations, additions, fixtures, or improvements made in or upon the Demised Premises by Tenant, unless (a) such alterations, additions, fixtures or improvements are not in keeping with the character of the Building and typically installed in buildings in Irving, Texas, and (b) Landlord notifies Tenant, in Landlord's written consent delivered to Tenant with respect to the installation of such alterations, additions or improvements, that such alterations, additions and improvements are to be removed at the termination of this Lease, in which event Tenant shall also restore, at its sole cost and expense, at the termination of this Lease, the affected portion of the Demised Premises to its condition prior to the installation of such alterations, additions and improvements, normal wear and tear excepted. If Tenant is not required to remove such alterations, additions and improvements, such alterations, additions and improvements will immediately become Landlord's property and at the end of the term of this Lease will remain on the Demised Premises without compensation to Tenant. Even if Landlord's consent is not required for any alteration, addition or improvement, Tenant shall give Landlord prior notice of any such alteration, addition or improvement or related series of alterations, additions or improvements costing over $25,000.00, and upon completion thereof (other than decorations), Tenant shall deliver to Landlord three (3) copies of the "as-built" plans therefor (if any).

     18.  End of Term.  At the end of the term of this Lease, Tenant will
          -----------
surrender the Demised Premises in good order and condition, ordinary wear and tear, casualty and condemnation excepted. Tenant may remove from the Demised Premises Tenant's trade fixtures, equipment, and movable furniture in the Demised Premises, whether or not the trade fixtures or equipment are fastened to the Building. Tenant will fully repair any damage occasioned by the removal of any trade fixtures, equipment, and furniture. All trade fixtures, equipment, and furniture not so removed will conclusively be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant or to any other person and without obligation to account for them. Tenant will pay Landlord all expenses incurred in connection with Landlord's disposition of such property, including without limitation the cost of repairing any damage to the Building or Demised Premises caused by removal of the property. Tenant's obligation to observe and perform this covenant will survive the expiration or termination of this Lease.

     19.  Damage and Destruction.
          ----------------------

     (a) If the Demised Premises are damaged by fire or any other cause (a "Casualty"), Tenant shall give Landlord prompt written notice thereof, and this Lease shall not terminate and such damaged portion of the Demised Premises shall be repaired or rebuilt as set forth in Paragraph 19(b), unless this Lease is terminated as provided in this Paragraph 19(a). If the Demised Premises are (i) damaged to such an extent that repairs cannot, in Landlord's reasonable judgment, be completed within two hundred seventy (270) days after the date Tenant's notice to Landlord with respect to the Casualty (if Landlord so determines that the repairs cannot be completed within such two hundred seventy
(270) day period, Landlord shall give Tenant notice of such determination within forty five (45) days after the date of Tenant's notice to Landlord with respect to the Casualty), or (ii) damaged (to the extent of twenty five percent (25%) or more of the rentable area of the Demised Premises determined according to BOMA Standards as defined on Exhibit "C" hereto) or destroyed during the last
                        -----------
eighteen (18) months of the term of this Lease (as the same may have been extended; provided, however, that if one or more unexercised options to extend the term of this Lease then exist, and such Casualty occurs at least fourteen
(14) months and not more than eighteen (18) months prior to the expiration of the term of this Lease, then Tenant shall have the right to extend the term of this Lease as provided in Exhibit "E" hereto by giving the written Exercise
                          -----------
Notice (as defined in Exhibit "E") to Landlord within thirty (30) days after the
                      -----------
Casualty, whereupon the term of the Lease for purposes of applying this Paragraph 19(a)(ii) to such Casualty shall be deemed to be the term as so extended), then and in any such event Landlord may at its option terminate this Lease by notice in writing to the Tenant within forty five (45) days after the date of Tenant's notice to Landlord with respect to the Casualty. If the Demised Premises are damaged to such an extent that repairs cannot, in Landlord's judgment, be completed within two hundred seventy (270) days after the date of Tenant's notice to Landlord with respect to the Casualty or if the Demised Premises are substantially damaged during the last eighteen (18) months of the term of this Lease, then in either such event Tenant may elect to terminate this Lease by notice in writing to Landlord within forty five (45) days after the date of Tenant's notice to Landlord with respect to the Casualty. If the Lease is terminated by either party pursuant to this Paragraph 19(a), the termination shall be effective as of the date of the Casualty and the rent shall abate from that date, and any rent paid for any period beyond such date shall be refunded to Tenant.

     (b) If this Lease is not terminated as provided in Paragraph 19(a), then Landlord shall, at its sole cost and expense (except to the extent Tenant failed to comply with Tenant's insurance obligation under Paragraph 13(a), in which event Tenant shall pay to Landlord the entire amount that would have been paid under the insurance required by Paragraph 13(a)), restore the Demised Premises as speedily as practical, but in any event within two hundred seventy (270) days after the date of Tenant's notice to Landlord with respect to the Casualty; provided, however, Landlord's obligation shall be limited to the work and improvements which were originally performed or installed at Landlord's expense as described in Exhibit "C" attached hereto. During the restoration period, a
                -----------
just and proportionate part of the rent shall abate for the period during which the Demised Premises or a portion thereof are not suitable for Tenant's business needs. If the cost of performing such repairs exceeds the actual proceeds of insurance paid or payable to Landlord on account of such Casualty, Landlord may terminate this Lease unless Tenant, within forty five (45) days after demand therefor, deposits with Landlord a sum of money sufficient to pay the difference between the cost of repair and the proceeds of the insurance available to Landlord for such purpose.

     (c) If Landlord, subject to Force Majeure and subject to delays caused by Tenant, does not restore the Demised Premises as required in Paragraph 19(b) within the time period therein set forth, Tenant may terminate this Lease at any time thereafter [and rent shall be abated as of the date of termination (and as of the date of the Casualty with respect to the damaged portion)], prior to the date such restoration is substantially completed, provided (i) Tenant gives Landlord not less than thirty (30) days prior written notice, and (ii) Landlord does not complete the restoration during such thirty (30) day period.

     20. Condemnation.
         ------------

         (a) Total Taking.  If, by exercise of the right of eminent domain or
             ------------
by conveyance made in response to the threat of the exercise of such right (in either case a "taking"), all of the Demised Premises are taken, or if so much of the Demised Premises are taken that the Demised Premises (even if the restorations described in Paragraph 20(b) were to be made) cannot be used by Tenant for the purposes for which they were used immediately before the taking, this Lease will end on the earlier of the vesting of title to the Demised Premises in the condemning authority or the taking of possession of the Demised Premises by the condemning authority (in either case the "ending date"). If this Lease ends according to this Paragraph 20(a), prepaid rent will be appropriately prorated to the ending date. The award in a taking subject to this Paragraph 20(a) will be allocated according to Paragraph 20(c).

         (b) Partial Taking.  If, after a taking, enough of the Demised
             --------------
Premises remains that can be used for substantially the same purposes for which they were used immediately before the taking, as reasonably determined by
Tenant:

             (1) this Lease will end on the ending date as to the part of the Demised Premises which is taken;

             (2) beginning on the day after the ending date, Base Rent for so much of the Demised Premises as remains will be reduced in the proportion of the rentable area of the Demised Premises remaining after the taking to the rentable area of the Demised Premises before the taking (both determined according to BOMA Standards as defined on Exhibit "C" hereto) and any prepaid rent will be
                             -----------
appropriately prorated;

             (3) Landlord shall, at its sole cost and expense, restore the Demised Premises as speedily as practical but in any event within two hundred seventy (270) days after the taking; provided, however, Landlord's obligation shall be limited to the work and improvements which were originally performed or installed at Landlord's expense as described in Exhibit "C" attached hereto (if
                                                -----------
the cost of performing such repairs exceeds the actual condemnation proceeds paid or payable to Landlord on account of such Taking, Landlord may terminate this Lease unless Tenant, within forty five (45) days after demand therefor, deposits with Landlord a sum of money sufficient to pay the difference between the cost of repair and the condemnation proceeds available to Landlord for such purpose). If Landlord, subject to Force Majeure and subject to delays caused by Tenant, does not restore the Demised Premises as required in this Paragraph 20(b)(3) within the time period herein set forth, Tenant may terminate this Lease at any time thereafter [and rent shall be abated as of the date of termination (and as of the date of the taking with respect to the affected portion)], prior to the date such restoration is substantially completed, provided (i) Tenant gives Landlord written notice of such termination after the date Landlord was required to have completed such restoration and prior to the date such restoration is substantially completed, and (ii) Landlord does not complete the restoration within thirty (30) days after Tenant's notice subject to Force Majeure and subject to delays caused by Tenant.

          (4) Landlord will keep the balance of the award remaining after payment of the costs and expenses of Landlord's restoration pursuant to Paragraph 20(b)(3). In addition, if more than twenty-five percent (25%) of the parking spaces on the Demised Premises are subject to a taking and all such taken parking spaces are not permanently replaced by Landlord with reasonably comparable spaces on or adjacent to the Project within two hundred seventy (270) days from the date of the taking, or if a taking of a portion of the Demised Premises results in access to the Demised Premises being materially adversely affected and the Demised Premises cannot be restored, within two hundred seventy
(270) days from the date of the taking, to a condition where access to the Demised Premises is not materially adversely affected, Tenant shall have the right to terminate this Lease.

      (c) Allocation of Award.  Tenant shall have no claim against Landlord or
          -------------------
against the condemning authority for the value of any leasehold estate or for the value of the unexpired term of this Lease. All compensation awarded or paid to Landlord upon a total or partial taking of the Demised Premises shall belong to and be the property of Landlord without any participation by Tenant. Nothing herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, for damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant, and for the unamortized cost of leasehold improvements to the extent same were installed at Tenant's expense; provided, however, that no such claim shall diminish or adversely affect Landlord's award.

  21. Subordination; Non-Disturbance; Title.
      -------------------------------------

      (a) Existing Security Deeds or Underlying Leases.  Landlord represents
          --------------------------------------------
and warrants to Tenant that as of the date Landlord acquires fee simple title to the Land, the Land is (or will be) free and clear of any mortgages, deeds to secure debt, deeds of trust or other such financing instruments (each a "Security Deed") or any ground or underlying leases.

      (b) Subordination.  This Lease shall be prior to all Security Deeds or
          -------------
ground or underlying leases affecting the Land. Tenant agrees that upon request from the Landlord, from the holder or proposed holder of any Security Deed or from the lessor or proposed lessor under any underlying ground lease, Tenant shall execute a subordination, nondisturbance and attornment agreement ("non-disturbance agreement") in form reasonably acceptable to Tenant subordinating this Lease to the interest of such holder or lessor and their respective heirs, successors and assigns. The holder of any such Security Deed or the lessor under any such underlying ground lease shall agree in such non-disturbance agreement that, so long as there exists no Event of Default, such holder or lessor or any person or entity acquiring the interest of the Landlord under this Lease as a result of the enforcement of such Security Deed or ground lease or deed in lieu thereof (the "Successor Landlord") shall not terminate this Lease nor take any action to disturb Tenant's possession of the Demised Premises during the remainder of the term of this Lease and any extension or renewal thereof, and the Successor Landlord shall recognize all of Tenant's rights under this Lease, despite any foreclosure, lease termination or other action by such holder or ground lessor, including, without limitation, the taking of possession of the Demised Premises or any portion thereof by the Successor Landlord or the exercise of any assignment of rents by the holder or ground lessor. In any such non-disturbance agreement, Tenant shall agree to give the holder of the Security Deed (or, in the case of an underlying lease, the lessor thereunder) notice of defaults by Landlord hereunder (but only to the address previously supplied to Tenant in writing) and time periods to cure such defaults which are thirty (30) days in addition to those granted to Landlord hereunder (which time period shall run from and after such notice is given to such holder or lessor), except that Tenant may exercise abatement rights and offset rights pending such cure, and Tenant shall further agree that any Successor Landlord shall not be liable for any accrued obligation of the former landlord, or for any act or omission of the former landlord, nor be subject to any counterclaims which shall have accrued to Tenant against the former landlord prior to the date upon which such party shall become the owner of the Demised Premises (but the foregoing shall not excuse such Successor Landlord from such Successor Landlord's failure to comply with the terms of this Lease subsequent to succeeding to the interest of Landlord under this Lease or limit Tenant's rights under Paragraph 34(t) of this Lease, provided that (i) the applicable holder or ground lessor was provided written notice under Paragraph 34(t) of the Event of Default by Landlord prior to the date such Successor Landlord became the owner of the Demised Premises (and after the giving of such notice such holder or ground lessor was given the notices and copies required under Paragraph 34(t) in accordance with Section 34(t)), and
(ii) the applicable holder or ground lessor (Successor Landlord after the date such Successor Landlord became the owner of the Demised Premises) was provided with all the notices and copies required under Section 34(t) in accordance with
Section 34(t)). Such non-disturbance agreement shall also provide for the attornment by Tenant to the Successor Landlord and shall provide that such Successor Landlord shall not be (a) subject to any offsets which the Tenant might have against the former landlord (except for the limited right of offset set forth in Paragraph 34(t) hereof and any abatement of rent provided for in this Lease); or (b) bound by any Base Rent or any other payments which the Tenant under this Lease might have paid for more than one (1) month in advance to any former landlord under this Lease; or (c) bound by any amendment or modification of this Lease made without the ground lessor's or holder's prior written consent; or (d) bound by any consent by the Landlord under this Lease to any assignment of the Tenant's interest in this Lease or any subletting of the Demised Premises made without also obtaining the lessor's or holder's prior written consent (which consent shall be subject to the standards and limitations set forth in Paragraph 29 as if "Landlord" in such standards and limitations referred to such lessor or holder). Landlord will join in the signing of the non-disturbance agreement, and such non-disturbance agreement will be in the form suitable for recording in the deed records of Dallas County, Texas.

          (c) Election by Mortgagee.  If the holder of any Security Deed or any
              ---------------------
lessor under a ground or underlying lease elects to have this Lease superior to its Security Deed or lease and signifies its election in the instrument creating its lien or lease or by separate instrument recorded in connection with or prior to a foreclosure, or in the foreclosure deed itself, then this Lease shall be superior to such Security Deed or lease.

          (d) Title.  Tenant represents and warrants to Landlord that as of the
              -----
date of this Lease, Tenant has a valid agreement ("Purchase Contract") to acquire fee simple title to the Land. Simultaneously with the execution of this Lease, Landlord and Tenant and the seller under the Purchase Contract shall enter into the agreement ("Assignment Agreement") attached hereto as Exhibit "J"
                                                                     -----------
and by reference made a part hereof with respect to the Purchase Contract and the rights of Landlord and Tenant to purchase the Land thereunder. The parties acknowledge that the obligations of the parties hereto are conditioned upon the execution of the Assignment Agreement and the acquisition of the Land by Landlord on or before September 19, 2001. In the event Tenant has assigned the Purchase Contract to Landlord in accordance herewith but the Land is not acquired by Landlord on or before September 19, 2001, Tenant may elect by notice given to Landlord at any time thereafter prior to the acquisition of the Land by Landlord to terminate this Lease. The Land shall be acquired subject only to those exceptions set forth on Exhibit "G" attached hereto and by reference made
                              -----------
a part hereof, any loan which is subject to this Lease, any loan with respect to which the holder has executed a non-disturbance agreement in accordance with the provisions of Paragraph 21(b) of this Lease, such matters as do not affect the priority of this Lease or the use of the Premises for office purposes, and such other matters as may be consented to by Tenant, which consent Tenant shall not unreasonably withhold, condition or delay. In the event the Land is not acquired by Landlord on or before September 19, 2001, Landlord may elect by notice given to Tenant at any time thereafter prior to the acquisition of the Land by Landlord to terminate this Lease.

     22.  Landlord's Access.  Landlord, its agents, employees, and contractors
          -----------------
may enter the Demised Premises at any time in response to an emergency, and otherwise only with Tenant's consent and only during reasonable business hours and only upon no less than 24 hours advance notice (so that Tenant, if Tenant so desires, may provide an employee, agent or representative of Tenant to accompany Landlord during such entry), in order to (a) inspect the Demised Premises to confirm Tenant's compliance with its obligations under this Lease, (b) exhibit the Demised Premises to prospective purchasers, lenders, or tenants (but with respect to prospective tenants, only during the final twelve (12) months of the term of this Lease or at any time after an Event of Default), (c) post notices of nonresponsibility or similar notices, or (d) make repairs which this Lease requires Landlord to make; however, all work will be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. So long as Landlord exercises such right of entry so as to cause as little interference to Tenant as reasonably possible, Tenant waives any claim on account of any injury or inconvenience to Tenant's business, interference with Tenant's business, loss of occupancy or quiet enjoyment of the Demised Premises, or any other loss occasioned by the entry (except to the extent of Landlord's negligence or willful misconduct, or that of its employees, agents, contractors and licensees). Landlord will at all times have a key with which to unlock all of the doors in the Demised Premises (excluding Tenant's vaults, safes, and similar areas designated in writing by Tenant in advance). Landlord will have the right to use any means Landlord may deem reasonably necessary to open doors in and to the Demised Premises in an emergency in order to enter the Demised Premises. Notwithstanding anything to the contrary herein, Tenant may, by prior written notice to Landlord, designate portions of the Demised Premises as "secure" areas which shall not be accessible to Landlord without Tenant's consent except in case of emergency and except to the extent Landlord is required to have access thereto by applicable fire code or other applicable law. Tenant shall also have the right to install and operate, at Tenant's expense, a separate security system for the Demised Premises, and shall be allowed to restrict access in any reasonable manner to the Demised Premises and the parking area; provided that Tenant shall provide Landlord with an access card, key, combination, code or other information or object necessary to permit Landlord to gain access to the Demised Premises pursuant to this Paragraph 22 using such security system.

     23.  Indemnification, Waiver and Release.
          -----------------------------------

          (a) Tenant's Indemnification.  Except to the extent caused by
              ------------------------
Landlord, its agents, employees, contractors or representatives, Tenant will indemnify Landlord and its partners and their respective agents and employees against, and hold Landlord and its partners and their respective agents and employees harmless from, any and all demands, claims, causes of action, fines, penalties, damages (including without limitation consequential damages), losses, liabilities, judgments, and expenses (including without limitation attorneys' fees and court costs) incurred in connection with or arising from:

              (1) the use or occupancy of the Demised Premises by Tenant or any person claiming under Tenant;

              (2) any activity, work, or thing done or permitted or suffered by Tenant in or about the Demised Premises;

              (3) any acts, omissions, or negligence of Tenant, any person claiming under Tenant, or the employees, agents, contractors, invitees, or visitors of Tenant or any such person;

              (4) any breach, violation, or nonperformance by all or any one or more of the Tenant Parties of any term, covenant, or provision of this Lease or law, ordinance, or governmental requirement of any kind; or.

              (5) any injury or damage to the person, property, or business of Tenant or its employees, agents, contractors, invitees, visitors, or any other person entering upon the Demised Premises under the express or implied invitation of Tenant.

If any action or proceeding is brought against Landlord or its partners or their respective agents or employees by reason of any claim, Tenant, upon notice from Landlord, will defend the claim at Tenant's expense with counsel reasonably satisfactory to Landlord.

          (b) Waiver and Release.  Tenant waives and releases all claims against
              ------------------
Landlord and its partners and their respective agents and employees with respect to all matters for which Landlord has disclaimed liability pursuant to the provisions of this Lease. In addition, Tenant agrees that Landlord and its partners and their respective agents and employees will not be liable for any loss, injury, death, or damage (including without limitation consequential damages;) to persons, property, or Tenant's business occasioned by theft; act of God; public enemy; injunction; riot; strike; insurrection; war; court order; requisition; order of governmental body or authority; fire; explosion; falling objects; steam, water, rain or snow; leak or flow of water, rain or snow from the Demised Premises or into the Demised Premises or from the roof, street, subsurface, or from any other place, or by dampness, or from the breakage, leakage, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures of the building; or from any acts or omissions of any visitor of the Demised Premises; or from any cause beyond Landlord's reasonable control, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees, contractors or representatives (provided, however, the foregoing exclusion shall not excuse Landlord from satisfying its obligations pursuant to Paragraphs 16, 19 and 20 under this Lease).

          (c) Landlord Indemnification.  Landlord shall indemnify, defend and
              ------------------------
hold Tenant, its employees, agents and officers harmless from and against any and all liabilities, obligations, damages, claims, suits, losses, causes of action, liens, judgments and expenses (including court costs, attorneys' fees and costs of investigation) of any kind, nature or description resulting from any injuries to or death of any person or any damage to property which arises, or is claimed to arise from, an incident or event which occurred within or on the Demised Premises, but only to the extent such incident or event is the result of or caused by the acts or omissions of, or the breach of this Lease by, Landlord, its employees, agents, contractors or licensees. If any such claim is made against Tenant, its employees, agents or officers, Landlord shall, at Landlord's sole cost and expense, defend such claim on behalf of Tenant.

          (d) Tax Abatement.  Landlord and Tenant acknowledge and agree that
              -------------
Landlord and Tenant have entered into or will enter into a Tax Abatement Agreement among the City of Irving, Texas (the "City"), Landlord and Tenant (the "Tax Abatement Agreement") which shall provide for a tax abatement for a period of ten (10) years upon certain terms and conditions set forth therein. Landlord and Tenant further acknowledge that the Tax Abatement Agreement provides that upon the occurrence of a default under the Tax Abatement Agreement (after the expiration of the applicable notice and cure periods set forth therein), the City is entitled to receive from the "Owner" thereunder as liquidated damages all taxes and penalties which otherwise would have been paid to the City without benefit of abatement, for the entire period of abatement. Tenant hereby agrees that Tenant shall be solely responsible for the payment of any sums or amounts payable to the City by Landlord as "Owner" under the Tax Abatement Agreement, including the timely payment of any liquidated damages or other amounts payable to the City under such Tax Abatement Agreement as a result of a default or breach thereunder. Tenant agrees that Tenant shall timely and fully comply with all obligations of Tenant under the Tax Abatement Agreement, the breach of which could result in any such liquidated damages being payable by the "Owner" under the Tax Abatement Agreement. Tenant does hereby agree to indemnify and hold Landlord harmless from and against any and all loss, cost, damage and expense, including court costs and reasonable attorneys' fees, suffered or incurred by Landlord and caused by or resulting from any breach or default by Tenant of its obligations under such Tax Abatement Agreement or caused by or resulting from any breach or default by Tenant of any of Tenant's obligations under this Lease which constitute a breach or default by the "Owner" under the Tax Abatement Agreement.

     24.  Covenant of Quiet Enjoyment.  So long as Tenant pays the rent and
          ---------------------------
performs all of its obligations in this Lease, Tenant's possession of the Demised Premises will not be disturbed by Landlord, or anyone claiming by, through or under Landlord.

     25.  Limitation On Tenant's Recourse.  Tenant's sole recourse against
          -------------------------------
Landlord, and any successor to the interest of Landlord in the Demised Premises, is to the interest of Landlord, and any such successor, in the Demised Premises, the proceeds of insurance attributable to the applicable claim, if any, actually received by Landlord from Landlord's insurance policy or policies after the claim is asserted and not applied to the applicable claim or to the restoration of the Project (net of all costs and payments to the holders of Security Deeds and ground leases), and the net proceeds from any sale, financing, refinancing or other transfer (including, without limitation, any transfer or conveyance as security) of the Project, whether voluntary, involuntary or by operation of law and net of all costs and payments to the holders of Security Deeds and ground leases. Tenant will not have any right to satisfy any judgment which it may have against Landlord, or any successor, from any other assets of Landlord, or any successor. In this Paragraph 25 the terms "Landlord" and "successor" include the shareholders, venturers, and partners of Landlord and any successor and the officers, directors, and employees of Landlord and any successor. The provisions of this Paragraph 25 are not intended to limit Tenant's right to seek injunctive relief, specific performance, abatement or offset permitted under this Lease, or Tenant's right to claim the proceeds of insurance (if any) specifically maintained by Landlord for Tenant's benefit.

     26.  Defaults and Remedies.
          ---------------------

          (a) Defaults.  Each of the following acts, events or conditions shall
              --------
constitute an "Event of Default" under this Lease:

              (i) Tenant's failure to pay Base Rent or Taxes when the same shall be due and payable and the continuance of such failure for a period of ten (10) days after receipt by Tenant of notice in writing from Landlord specifying the nature of such failure; provided, however, such notice and such grace period shall be required to be provided by Landlord and shall be accorded Tenant, if necessary, only two (2) times during any calendar year, and an Event of Default shall be deemed to have immediately occurred upon the third (3rd) failure by Tenant to make a timely payment as aforesaid within any calendar year; or

              (ii) Tenant's failure to perform any of the other covenants, conditions and agreements herein contained on Tenant's part to be kept or performed and the continuance of such failure without the curing of same for a period of thirty (30) days after receipt by Tenant of notice in writing from Landlord specifying the nature of such failure; provided, however, in the case of a failure or breach which cannot with due diligence be remedied by Tenant within a period of thirty (30) days, if Tenant proceeds as promptly as may be reasonably possible after the service of such notice and with all due diligence to remedy the failure or breach and thereafter to prosecute the remedying of such failure or breach with all due diligence, Tenant shall have an additional reasonable period of time, not to exceed ninety (90) days, in which to effect such cure; or

               (iii) If Tenant or any guarantor shall (A) file a petition commencing a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law; (B) make a general assignment for the benefit of its creditors; (C) file an application for, or consent to, the appointment of any receiver or a permanent or interim trustee of Tenant or such guarantor or of all or a substantial portion of its property; (D) file a petition seeking a reorganization of its financial affairs or to take advantage of any bankruptcy, insolvency or similar law, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law; (E) take any action for the purpose of effecting any of the foregoing; or (F) be the subject of a decree or order for relief by a court having jurisdiction in respect of Tenant or such guarantor in any involuntary case under any applicable federal or state bankruptcy, insolvency or similar law; or

               (iv) If the Demised Premises or any portion thereof or any interest therein becomes subject to a lien resulting from the entry of a final, non-appealable judgment against Tenant and Tenant shall have failed to release, discharge or otherwise bond such lien within thirty (30) days after written notice of such lien has been given by Landlord to Tenant but in any event prior to foreclosure of such lien; or

               (v) If any proceedings brought against Tenant seeking any of the relief mentioned in Paragraph 26(a)(iii) shall not have been stayed or dismissed within ninety (90) days.

          (b)  Landlord's Remedies. Upon the occurrence of any Event of Default,
               --------------------
Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, except as required herein:

               (i) Landlord may terminate this Lease by written notice to Tenant, in which event Tenant shall immediately surrender the Demised Premises to Landlord, and if Tenant fails to do so, Landlord may to the extent permitted by law and without prejudice to any other right, remedy, or power which it may have, enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying the Demised Premises or any part thereof, without being liable for prosecution or any claim for damages therefor.

               (ii) Landlord may enter upon and take possession of the Demised Premises, without terminating this Lease, and expel or remove Tenant and any other person who may be occupying the Demised Premises or any part thereof, by entry, dispossessory suit or otherwise, without being liable for prosecution or any claim for damages therefor, and, if Landlord so elects, make such alterations and repairs as may be necessary to relet the Demised Premises, and relet the Demised Premises, or any part thereof, at such rent and for such term and subject to such terms and conditions as Landlord may deem advisable and receive the rent therefor. Upon each such reletting all rentals received by Landlord from such reletting shall be applied, first to the payment of any charges or expenses outstanding and relating to the operation or the ownership of the Demised Premises; second, to the payment of any loss and expense of such reletting, including without limitation brokerage fees and attorney's fees and costs of such alterations and repairs; third, to the payment of rental due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Base Rent, additional rental, and other charges as the same may become due and payable hereunder. Tenant agrees to pay to Landlord on demand from time to time any deficiency that may from time to time arise by reason of such reletting, with the right reserved to Landlord to bring from time to time action(s) or proceeding(s) for the recovery of any deficits from time to time remaining unpaid without having to await the end of the term for a final determination of Tenant's account, and the commencement of any one or more such actions or proceedings shall not bar or preclude Landlord's bringing other or subsequent actions or proceedings for future such deficits. Any such reletting herein provided for may be for the remainder of the term of this Lease or for a longer or shorter period, and may be upon such other terms as Landlord in its sole discretion shall determine. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect by written notice to Tenant to terminate this Lease for such previous breach.

               (iii) Should Landlord at any time terminate this Lease as herein provided on account of any default or event of default as defined under Paragraph 26(a) hereof, in addition to any other right, remedy, or power it may have, Landlord may declare the amount by which the entire amount of rent, additional rent and other charges and assessments which in Landlord's reasonable determination would have become due and payable during the remainder of the term of this Lease (had this Lease not been terminated), discounted to present value using a discount factor of eight percent (8%) per annum, exceeds the fair rental value of the Demised Premises for the same period, likewise discounted to present value, to be payable immediately. Fair rental value shall be the rental rate that would be received from a comparable tenant for the lease of the Demised Premises taking into consideration the quality, size, design and location of the Demised Premises, the rent and rental concessions (e.g., tenant allowances
                                                        ----
     for improvements, construction and moving) generally prevailing at the time of the termination of this Lease for comparable leases of comparable space at comparable buildings located in the Irving, Texas, area, the then condition of the Demised Premises, market conditions, and the period of time the Demised Premises may reasonably be expected to remain vacant before the Demised Premises are relet to a suitable new tenant. Upon the acceleration of such amounts, Tenant agrees to pay the same at once, together with all rent and other charges and assessments theretofore due; provided, however, that such payment shall not constitute a penalty or forfeiture but shall constitute liquidated damages for Tenant's failure to comply with the terms and provisions of this Lease (Landlord and Tenant agreeing that Landlord's actual damages in such event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof). If any legal requirements shall validly limit the amount of the damages provided for in the immediately preceding sentence to less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such legal requirements.

               (iv) In the event Tenant does not comply with its obligations under this Lease, Landlord shall also have the right to appropriate injunctive relief.

               (v) Notwithstanding the foregoing to the contrary, if Tenant has vacated the Demised Premises and is not contesting Landlord's right to the possession of the Demised Premises, Landlord shall use reasonable efforts to relet the Demised Premises; provided, however, that (A) Landlord shall have the right to treat preferentially any space in other buildings and projects of Landlord or any affiliate of Landlord before reletting the Demised Premises; (B) Landlord shall not be obligated to expend any efforts or any monies beyond those Landlord would expend in the ordinary course of leasing space; and (C) in evaluating a prospective reletting of the Demised Premises, Landlord may consider the term, rental, use and reputation, experience, financial standing of prospective tenants and any other factors which Landlord normally uses to evaluate prospective tenants.

          (c)  Right to Perform.  If Tenant shall fail to make any payment
               ----------------
required to be made under this Lease or shall default in the performance of any other covenant, agreement, term, provision or condition herein contained, Landlord, without being under any obligation to do so and without thereby waiving such failure or default, may make such payment or remedy such other default for the account and at the expense of Tenant, immediately and without notice in the event Landlord in good faith believes such action is necessary to prevent physical injury to persons or damage to property, or in any other case only if Tenant shall fail to make such payment or remedy such default within the applicable grace period specified in Paragraph 26(a) hereof after Landlord shall have notified Tenant in writing of such failure or default. Bills for any expense reasonably incurred by Landlord in connection therewith, and bills for all reasonable costs, expenses and disbursements of every kind and nature, including, without limitation, attorneys' fees and expenses, involved in collecting or endeavoring to enforce any right against Tenant, under or in connection with this Lease, or pursuant to law, including, without limitation, any such costs, expenses and disbursements involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished or rendered, or caused to be furnished or rendered, by Landlord to Tenant with respect to the Demised Premises and other equipment and construction work done for the account of Tenant (together with interest at the lesser of eighteen percent (18%) per annum or the maximum rate allowed by law from the respective dates of Landlord's making of each such payment or incurring of each such cost and expense), may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and shall be due and payable in accordance with the terms of such bills as additional rent under this Lease.

          (d)  No Remedy Exclusive; Waiver of Distraint.  No remedy herein
               ----------------------------------------
conferred upon or reserved to Landlord is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Lease or now or hereafter existing at law or in equity.

          (e)  Waiver of Redemption.  Tenant, for itself, and on behalf of any
               --------------------
and all persons claiming through or under Tenant, including without limitation creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them may have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this Lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

     27.  Attorneys' Fees.  If because of the occurrence of an Event of Default
          ---------------
or any breach of any covenant or condition hereof by either party it shall become necessary for the other party to employ an attorney to enforce or defend any of such party's rights or remedies hereunder or to collect any amounts due hereunder, the prevailing party's attorneys' fees and expenses incurred in connection therewith shall be paid by the non-prevailing party.

     28.  Waivers.  Failure of Landlord or Tenant to complain of any act or
          -------
omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by said party of any of its rights hereunder. No waiver by Landlord or Tenant at any time, express or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision.

     29.  Assignment and Sublease by Tenant.
          ---------------------------------

          (a) Assignment and Sublease By Tenant.  Except as provided in
              ---------------------------------
Paragraph 29(b) hereof, Tenant shall not assign or in any manner transfer this Lease or any interest herein, or sublet the Demised Premises or any part thereof, or grant any license, concession or other right to occupy any portion of the Demised Premises without the prior written consent of Landlord. Landlord agrees that Landlord will not unreasonably withhold, delay or condition the consent required of Landlord to any proposed assignment or subletting, and such consent shall be deemed granted if Landlord fails to respond to a written request therefor (which request must include all information necessary for Landlord to make an informed decision, including but not limited to the name of the proposed assignee or sublessee, the affected portion of the Demised Premises, the basic business terms of the proposed assignment or subletting, and such information concerning the proposed assignee or subtenant as will allow Landlord to make an informed judgment as to the reputation, operations, financial condition, and general desirability of the proposed assignee or subtenant) within thirty (30) days; provided, however, in exercising such right of consent to an assignment or subletting pursuant to this Paragraph 29(a), Landlord shall be entitled to take into account, among other things (i) the financial strength of the proposed assignee or subtenant, including without limitation the adequacy of its working capital to pay all expenses anticipated in connection with the operation and maintenance of the Demised Premises; and
(ii) the business reputation of the proposed assignee or subtenant. For purposes of this Paragraph 29(a), each of the following shall be deemed to be an assignment or subletting which shall be subject to and governed by the terms of this Paragraph 29: (1) any subletting or assignment which would otherwise occur by operation of law, merger, consolidation, reorganization, transfer or other change of Tenant's corporate or proprietary structure; (2) an assignment or subletting to or by a receiver or trustee in any Federal or State bankruptcy, insolvency or other proceedings; (3) the sale, assignment or transfer of all or substantially all of the assets of Tenant, with or without specific assignment of this Lease; or (4) if Tenant is a partnership or a corporation whose stock is not publicly traded on a nationally recognized securities exchange, the change in control in such partnership or corporation directly, or, if Tenant is a partnership, a change or changes in the control of one or more corporate general partners. The term "change in control" for the purposes hereof shall mean and include, if Tenant or its general partner is a corporation, the transfer of fifty percent (50%) or more of the stock of Tenant or of such corporate general partner, or, if Tenant is a partnership, the change of the managing partner of Tenant.

          (b) Assignments and Subleases to Certain Related Parties.
              ----------------------------------------------------
Notwithstanding any other provision to the contrary set forth in this Lease, unless an Event of Default has occurred and is continuing, or Landlord has terminated Tenant's right to possession of the Demised Premises pursuant to Paragraph 26(b)(ii) hereof, Tenant may assign this Lease or sublease all or any portion of the Demised Premises to, or allow the use of the Demised Premises by, without the need for the prior written consent of Landlord (but with prior written notice to Landlord), (i) any entity (the "Restructured Tenant") resulting from a merger, consolidation or restructuring of Tenant or of an entity that directly or indirectly controls Tenant, is controlled by Tenant (and thereafter continues to control or be controlled by Tenant or Restructured Tenant), or is under common control with Tenant (and thereafter continues to be under common control with Tenant or Restructured Tenant), (ii) any affiliate of Tenant, (iii) any purchaser of all or substantially all of the assets of Tenant or any entity that directly or indirectly controls Tenant, (iv) any entity which controls and continues thereafter to control Tenant, is controlled by and continues thereafter to be controlled by Tenant, or is and continues thereafter to be under common control with Tenant, provided that in each such case (x) with respect to assignments, but not subleases, the successor entity, purchaser or transferee shall, as a result of such merger, consolidation, restructuring or acquisition, be legally bound to pay the Base Rent and additional rent (if any) and all other rentals and charges hereunder, and to observe and perform all of the other terms, covenants and provisions of this Lease on the part of Tenant to be observed or performed, (y) with respect to each such assignee, such successor, purchaser, or transferee shall have, in Landlord's reasonable determination, a credit quality and financial condition comparable to or better than that of Tenant (as such may be supplemented by the Parent Company Guaranty identified in Paragraph 34(q) hereof) at the time of such transfer or sublease, and (z) with respect to each such sublessee, such sublessee shall have, in Landlord's reasonable determination, a credit quality and financial condition comparable to or better than that of comparable tenants in comparable buildings to the Building for space comparable to the space being subleased at the time of such transfer or sublease.

          (c) Conditions to Assignment and Subletting.  No assignment of this
              ---------------------------------------
Lease shall be effective unless and until Landlord shall receive (i) an original assignment and assumption agreement, in form and substance reasonably satisfactory to Landlord, signed by Tenant and Tenant's proposed assignee, whereby the assignee assumes the due performance of Tenant's covenants, agreements, obligations, duties and liabilities under this Lease to be done and performed for the balance of the then remaining term of this Lease, and (ii) the written agreement of Guarantor (as defined in Paragraph 34(q) hereof), in form and substance reasonably satisfactory to Landlord, signed by Guarantor, whereby Guarantor consents to such assignment and agrees that the Parent Company Guaranty (as defined in Paragraph 34(q) hereof) continues in full force and effect notwithstanding such assignment. No subletting of the Demised Premises, or any part thereof, shall be effective unless and until there shall have been delivered to Landlord an agreement, in form and substance reasonably satisfactory to Landlord, signed by the Tenant and the proposed sublessee, whereby the sublessee acknowledges the right of Landlord to continue or terminate any sublease, in Landlord's sole discretion, upon the termination of this Lease; provided, however, that in the event conditions (i), (ii), (iii), and (iv) below are satisfied with respect to any such sublease of the entire Building, Landlord shall agree in such agreement that upon the termination of this Lease such sublease shall be continued for the remainder of the term of this Lease (as in effect immediately prior to the termination of this Lease), and such sublessee shall agree to recognize and attorn to Landlord, such conditions being: (i) such sublessee has a credit quality and financial condition, as reasonably determined by Landlord, comparable to or better than that of Tenant (as such may be supplemented by the Parent Company Guaranty) at the time of such transfer, (ii) the sublease term encompasses the entire Building for the entire remaining term of this Lease, (iii) the Base Rent and other sums payable under the sublease equal or exceed the Base Rent and other sums payable under this Lease with respect to the subleased space, and (iv) the sublessee pays for and makes a minimum of $1,000,000.00 (in excess of any allowances provided in the sublease or otherwise provided by Tenant) of capital improvements to the Project. Fifty percent (50%) of any consideration, in excess of "Tenant's Out of Pocket Costs" (as hereinafter defined), paid to Tenant by any assignee of this Lease (other than to a "Tenant Affiliate" (as hereinafter defined)) for its assignment, or by any sublessee (other than a Tenant Affiliate) under or in connection with its sublease, or otherwise paid to Tenant by another party for use and occupancy of the Demised Premises or any portion thereof, shall be promptly remitted by Tenant to Landlord, after Tenant has received reimbursement for all Tenant's Out-of-Pocket Costs, as additional rent hereunder. "Tenant Affiliate" shall mean an entity identified in Paragraph 29(b)(i), (ii), (iii) or
(iv) above. "Tenant's Out of Pocket Costs" shall mean all of Tenant's reasonable out-of-pocket costs associated with the applicable assignment or subletting, including the Base Rent and other charges and sums due and payable by Tenant under this Lease (as the same come due and payable, and not in advance thereof) with respect to such space (other than the amounts payable under this subparagraph) commencing on the date such assignment or sublease delivers possession of such space to such assignee or sublessee, Base Rent for such space for such period of time (not in excess of two months) that such space was fully vacated by Tenant and not in the possession of such subtenant), rent abatement, reasonable advertising costs, brokerage commissions, marketing costs, lease concessions, tenant finish allowances provided to a subtenant (but specifically excluding the $1,000,000.00 in capital improvements required by this Paragraph 29(c) to be made to the Project in connection with such sublease), legal fees, and moving costs. Where a portion of the Demised Premises is sublet, in calculating the profit from such sublease, the costs of Tenant attributable in part to the sublet space and in part to some larger portion of the Demised Premises shall be prorated on the basis of the relative rentable areas thereof determined according to BOMA Standards.

          (d) Effect of Consent.  Consent by Landlord to one or more assignments
              -----------------
or sublettings shall not operate as a waiver of Landlord's rights as to any subsequent assignments and sublettings. If Tenant requests Landlord to consent to a proposed assignment or subletting, Tenant shall pay to Landlord all of Landlord's reasonable administrative costs and reasonable counsel fees, plus all reasonable out-of-pocket expenses incurred by Landlord in connection with such request, whether or not consent is ultimately given (the total of all such expenses not to exceed $2,500.00 per request). Any attempted assignment or subletting by Tenant in violation of the terms and covenants of this Paragraph 29 shall be void ab initio. Notwithstanding any assignment or subletting,
                 -- ------
Tenant shall at all times remain fully responsible and liable for the payment of rent and additional rent herein specified and for compliance with all of Tenant's other obligations under this Lease.

          (e) Recapture.  In the event Tenant desires to offer the entire
              ---------
Demised Premises for sublease (other than to a Tenant Affiliate), Tenant must notify Landlord in writing, which writing must include all information necessary for Landlord to make an informed decision, including but not limited to the name of the proposed sublessee, the basic business terms of the proposed subletting, and such information concerning the proposed subtenant as will allow Landlord to make an informed judgment as to the reputation, operations, financial condition, and general desirability of the proposed subtenant. Landlord shall have the right for a period of thirty (30) days after Tenant's notice to elect either (i) to recapture the Demised Premises, or (ii) to grant or withhold its consent to the proposed subletting, which consent Landlord agrees not to unreasonably withhold, condition or delay, and which consent shall be deemed granted if Landlord fails to respond to a written request therefor within thirty (30) days. Landlord will notify Tenant, in writing, whether Landlord elects to exercise its recapture right or to grant its consent or to withhold its consent (and, if withholding consent, the reasons therefor). In the event Landlord exercises such recapture right, the term of this Lease shall end effective as of the date (the "Recapture Date") sixty (60) days after Landlord's notice; provided, however, that Tenant may cause Landlord's exercise of the recapture right to be rescinded by notifying Landlord in writing within thirty (30) days after Landlord's notice that Tenant has elected not to enter into such sublease, in which event this Lease shall continue in full force and effect, as if Landlord had never elected to exercise Landlord's recapture right, and the term of this Lease shall not end on the Recapture Date.

     30.  Signs.  Tenant shall have the right to erect signs Tenant desires in
          -----
the Demised Premises, including logos, provided that (i) Tenant obtains Landlord's prior written approval of such signs, which approval shall not be unreasonably withheld, conditioned or delayed, and which shall be deemed granted if Landlord fails to respond to a written request therefor within thirty (30) days and (ii) Tenant obtains all required governmental approvals for the installation and maintenance of such signs (Landlord agrees to reasonably cooperate with Tenant, at Tenant's costs, in Tenant's efforts to obtain such governmental approvals). Tenant shall not be obligated to remove any signs at the termination of this Lease which are in keeping with the character of the Building and typically installed in buildings in Irving, Texas. Tenant shall, at its sole cost and expense, remove all other signs at the termination of this Lease, and shall restore, at its sole cost and expense, at the termination of this Lease, the affected portion of the Demised Premises to its condition prior to the installation of such signs. Tenant shall have the right to install signs, including logos, on the interior walls of elevator lobbies and on the entrance doors on all space leased by Tenant, provided that (i) Tenant obtains Landlord's prior written approval of such signs, which approval shall not be unreasonably withheld, conditioned or delayed, and which shall be deemed granted if Landlord fails to respond to a written request therefor within thirty (30) days and (ii) Tenant obtains all required governmental approvals for the installation and maintenance of such signs (Landlord agrees to reasonably cooperate with Tenant, at Tenant's costs, in Tenant's efforts to obtain such governmental approvals). Tenant shall keep and maintain all such signs in good order and condition and state of repair at the sole cost and expense of Tenant. Until such time as an Event of Default has occurred and is continuing, or Landlord has terminated Tenant's right to possession of the Demised Premises pursuant to Paragraph 26(b)(ii) hereof, Landlord shall not permit or install any signs on the interior or exterior of the Demised Premises, the Building or the Project without Tenant's consent, which consent Tenant may grant or withhold in Tenant's sole discretion; provided, however, that Tenant shall not unreasonably withhold, condition or delay such consent with respect to directional signs and signs required by applicable laws, ordinances, rules and regulations of governmental authorities.

     31.  Brokerage.  Tenant and Landlord each represent and warrant to and
          ---------
agree with the other that it has not engaged or employed any real estate broker, agent or other intermediary in connection with this Lease other than The Staubach Company ("Broker"). Landlord will pay Broker a commission pursuant to a separate agreement between Landlord and Broker. Tenant shall and does hereby indemnify, defend and hold Landlord harmless from and against any claims, demands, actions and judgments of any brokers, agents and intermediaries (other than Broker) alleging a commission, fee or other payment to be owing by reason of Tenant's dealings, negotiations or communications in connection with this Lease or the demise of the Demised Premises. Landlord shall and does hereby indemnify, defend and hold Tenant harmless from and against any claims, demands, actions and judgments of any and all brokers, agents and other intermediaries (including Broker) alleging a commission, fee or other payment to be owing by reason of Landlord's dealings, negotiations or communications in connection with this Lease or the demise of the Demised Premises.

     32.  Notices.
          -------

          (a) Service of Notices.  Any notice to be given or to be served upon
              ------------------
any party hereto, in connection with this Lease, must be in writing. If any notice is given (i) by certified or registered mail, it shall be deemed to have been given and received five (5) days after a certified or registered letter containing such notice, properly addressed, with postage prepaid, is deposited in the United States mail, (ii) by a private delivery service or recognized overnight courier, it shall be deemed to have been given and received when delivered or attempted to be delivered to the address of the party to whom it is addressed, (iii) by facsimile transmission, it shall be deemed to have been given and received at the time confirmation of such transmission is received by the sender provided that a copy of such notice is also delivered by a private delivery service or generally recognized overnight courier on the same or on the next business day, and (iv) by any other method, it shall be deemed to have been given and received upon actual receipt thereof regardless of how such delivery was accomplished. A copy of the cover letter sending any notice or request to Tenant shall be simultaneously sent by email to Tenant. Such notices shall be given to the parties hereto at the following addresses, email addresses or facsimile numbers, as appropriate:

     If to Landlord:

          Wells Operating Partnership, L.P.
          c/o Wells Capital, Inc.
          Attn: Senior Vice President Asset Management
          Suite 250
          6200 The Corners Parkway
          Norcross, Georgia  30092
          FAX: (770) 200-8199
     with a copy to:

          Troutman Sanders LLP
          Attention:  Mr. John W. Griffin
          600 Peachtree Street, N.E.
          Suite 5200
          Atlanta, Georgia  30308-2216
          FAX: (404) 962-6577 AND 404-885-3900

     with a copy to:

          Champion Partners, Ltd.
          Attn: Jeffrey L. Swope
          Suite 100
          15601 Dallas Parkway
          Addison, Texas 75001
          FAX: 972-490-5599
          E-Mail: jswope@championpartners.com

          If to Tenant:

          For United States mail

          Nissan North America, Inc.
          Attn: Ted Maslin, Corporate Manager, Real Estate and Facilities P.O. Box 191
          Gardena, California 90248-0191
          FAX: 310-771-6084
          E-Mail: ted.maslin@nissan-usa.com

          For all other delivery methods

          Nissan North America, Inc.
          Attn: Ted Maslin, Corporate Manager, Real Estate and Facilities 330 West Victoria Street
          Gardena, California 90248
          FAX: 310-771-6084
          E-Mail: ted.maslin@nissan-usa.com

     with a copy to:

          Nissan Motor Acceptance Corporation
          Attn: Bill Andrews, Facilities Manager
          2901 Kinwest Parkway
          Irving, Texas 75602
          FAX: 972-501-8140
          E-Mail: andrewb@nmac.com

     and to:

          Nissan North America, Inc.
          Attn: Legal Department
          990 West 190/th/ Street
          Torrance, California 90502
          FAX: 310-515-6750
          E-Mail: sue.derian@nissan-usa.com

     and to:

          The Staubach Company
          Attn: Frank Ricca
          Suite 400
          15601 Dallas Parkway
          Addison, Texas 75001
          FAX: 972-261-5910
          E-Mail: fricca@staubach.com

Any such Notice shall be deemed received by the party to whom it is sent, in the case of personal delivery or courier delivery, on the date of delivery thereof, and in the case of registered or certified mail, on the earlier of the date receipt is acknowledged on the return receipt for such Notice or three (3) business days after the date of posting by the United States Post office.

     33.  Estoppel Certificates.
          ---------------------

          (a) Within no more than thirty (30) days after written request by either Tenant or Landlord, the other will execute, acknowledge, and deliver to the requesting party, without charge, a certificate stating (to the extent true and accurate):

              (1) that this Lease is unmodified and in full force and effect, or, if this Lease is modified, the way in which it is modified accompanied by a copy of the modification agreement;

              (2) the date to which Base Rent and other sums payable under this Lease have been paid;

              (3) that no notice has been received by it of any default which has not been cured, or, if the default has not been cured, what it intends to do in order to effect the cure, and when it will do so;

               (4) that Tenant has accepted and occupied the Demised Premises;

               (5) that it has no claim or offset against the other, or, if it does, stating the facts and circumstances giving rise to the claim or offset and stating the amount of the offset; and

               (6) other matters as may be reasonably requested by the requesting party.

          (b) Any certificate may be relied upon by any prospective purchaser of the Demised Premises and any prospective mortgagee or beneficiary under any deed to secure debt, deed of trust or mortgage encumbering the Demised Premises. If either party submits a completed certificate to the other party, and if such other party fails to object to its contents within thirty (30) days after its receipt of the completed certificate, the matters stated in the certificate will conclusively be deemed to be correct.

     34.  Miscellaneous.
          -------------

          (a) Governing Law.  This Lease and the performance thereof shall be
              -------------
governed, interpreted, construed and regulated by the laws of the State of Texas.

          (b) Partial Invalidity.  If any term, covenant, condition or provision
              ------------------
of this Lease or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

          (c) Memorandum of Lease.  Landlord and Tenant will at any time, at the
              -------------------
request of the other, promptly execute duplicate originals of an instrument, in recordable form, which will constitute a memorandum of this Lease, setting forth a description of the Demised Premises, the term of this Lease and any other portions hereof, excepting the rental provisions, as either party may reasonably request. Any and all recording costs required in connection with the recording of such memorandum of lease shall be paid by Tenant.

          (d) Interpretation.  Wherever herein the singular number is used, the
              --------------
same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context shall require. The paragraph headings used herein are for reference and convenience only, and shall not enter into the interpretation hereof. This Lease may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. The term "Landlord" whenever used herein shall mean only the owner at the time of Landlord's interest herein, and upon any sale or assignment of the interest of Landlord, its successors in interest and/or assigns shall, during the term of its ownership of its estate herein, be deemed to be Landlord. No provision of this Lease shall be construed against or interpreted to the disadvantage of either Landlord or Tenant by any court or other governmental or judicial authority by reason of such party's having or being deemed to have structured, written, drafted or dictated such provision.

          (e) Entire Agreement.  No oral statement or prior written matter shall
              ----------------
have any force or effect. Landlord and Tenant agree that they are not relying on any representations or agreements other than those contained in this Lease. This Lease shall not be modified except by a writing executed by Landlord and Tenant. This Lease contains the entire agreement between Landlord and Tenant and any agreement hereafter made between Landlord and Tenant shall be ineffective to change, modify, release or discharge the terms hereof in whole or in part, unless such agreement is in writing and signed by the party against which enforcement of such change, modification, waiver, release or discharge is sought.

          (f) Parties.  Except as herein otherwise expressly provided, the
              -------
covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, successors, successors in title, administrators and assigns.

          (g) Landlord and Tenant Relationship.  No relationship as creditor and
              --------------------------------
debtor, partner, associate or joint venturer between the parties is created or intended to be created by this Lease, the relationship between Landlord and Tenant to be solely that of landlord and tenant, nor shall this Lease be construed to authorize either Landlord or Tenant to act as agent for the other, except as expressly provided to the contrary in this Lease.

          (h) Short Term Extension/Holdover Tenant.
              ------------------------------------

          (1) Provided no Event of Default has occurred and is continuing, and further provided that Landlord has not terminated Tenant's right to possession of the Demised Premises pursuant to Paragraph 26(b)(ii) hereof, Tenant shall have the one-time-only right to extend the term of this Lease for a period not to exceed six (6) months by providing Landlord written notice thereof not less than nine (9) months prior to the scheduled expiration of the term of this Lease, which notice shall specify the number of months (not to exceed six) that the term is to be extended under this subparagraph. If Tenant exercises this right, Tenant shall pay Base Rent during such extension period at the same time, but at 125% of the rates applicable during the last month of the scheduled term of this Lease, and Tenant's occupancy during such short term extension period shall otherwise be subject to all the terms and conditions of this Lease.

          (2) Except as otherwise provided in Paragraph 34(h)(3) hereof, if Tenant remains in possession of the Demised Premises after the expiration or earlier termination of this Lease (taking into account any extension pursuant to subsection (1) above) without Landlord's express written consent (which consent may be granted or withheld in Landlord's sole discretion), Tenant shall be deemed a tenant from month to month at a Base Rent equal to 150% of the Base Rent which would have been in effect had this Lease not been terminated (or, if such holdover is beyond the expiration of the scheduled term of this Lease, at 150% of the rates applicable during the last month of the scheduled term of this Lease). There shall be no renewal of this Lease by operation of law. Landlord shall have the right to terminate such holdover by giving Tenant thirty
     (30) days' notice. Tenant shall be liable to Landlord for, and hereby agrees to indemnify and hold Landlord and Landlord's partners and their respective affiliates, shareholders, directors, officers, employees, and agents free and harmless from and against, all losses, liabilities, obligations, fines, penalties, claims, litigation, causes of action, demands, defenses, costs, judgments, suits, proceedings, damages (including without limitation consequential damages), disbursements, or expenses of any kind (including without limitation attorneys' fees and court costs) arising out of or in connection with such holdover by Tenant.

          (3) If Landlord terminates this Lease on account of an Event of Default (the natural expiration of the scheduled term of this Lease is not a termination on account of an Event of Default), or if Landlord terminates Tenant's right to possession of the Demised Premises pursuant to Paragraph 26(b)(ii) hereof, and in either such event Tenant remains in possession of the Demised Premises after such termination, Tenant shall be deemed a tenant at sufferance at a Base Rent equal to twice the amount of Base Rent then in effect. There shall be no renewal of this Lease by operation of law.

          (i) Time of Essence.  Time is of the essence in this Lease.  Whenever
              ---------------
a day certain is provided for the payment of any sum of money or the performance of any act or thing, the precise time for performance enters into and becomes a part of the consideration for this Lease.

          (j) No Merger.  Landlord and Tenant intend that this Lease continue in
              ---------
effect and not be terminated or otherwise affected by the doctrine of merger of estates upon the ownership by the same person of both the reversion and the leasehold estate under this Lease, except as otherwise expressly stated by any such person or entity owning both estates in a written and recorded document.

          (k) Assignment by Landlord.  In the event of a sale, conveyance, or
              ----------------------
assignment by Landlord of Landlord's interest in the Demised Premises (other than a transfer for security purposes only) and an assumption by the transferee of all of Landlord's obligations hereunder arising after the date of such assignment, Landlord shall be relieved from and after the date specified in any such notice of transfer or assignment of all of Landlord's obligations and liabilities accruing thereafter on the part of Landlord, and Tenant agrees to look only to such assignee or transferee of Landlord's interest for the performance of such obligations and liabilities.

          (l) Authority.  Each of the persons executing this Lease on behalf of
              ---------
Tenant warrant to Landlord that Tenant is a duly authorized and existing corporation, that Tenant is qualified to do business in the state in which the Demised Premises are located, that Tenant has full right and authority to enter into this Lease, and that each and every person signing on behalf of Tenant is authorized to do so. Upon Landlord's request, Tenant will provide evidence satisfactory to Landlord confirming these representations.

          (m) Waiver of Jury Trial.  Landlord and Tenant waive trial by jury in
              --------------------
any action, proceeding, or counterclaim brought by either of them against the other on all matters arising out of this Lease or the use and occupancy of the Demised Premises (except claims for personal injury or property damage).

          (n) Force Majeure.  "Force Majeure" shall mean any strike, lockout,
              -------------
labor trouble, industrial disturbance, civil commotion, future order of any government, court or regulatory body claiming jurisdiction, war, riot, inability to secure materials, supplies or labor, fire or other casualty, Act of God, or any other cause or causes beyond the applicable party's reasonable control resulting in a party's inability to supply the services or perform the other obligations required of such party hereunder. If, as a result of Force Majeure, Landlord is delayed in performing any of its obligations under this Lease, Landlord's performance shall be excused for a period equal to such delay and Landlord shall not during such period be considered to be in default under this Lease with respect to the obligation, performance of which has thus been delayed. If, as a result of Force Majeure, Tenant is delayed in performing any of its obligations under this Lease, other than Tenant's obligation to pay Base Rent and all other charges and sums payable by Tenant hereunder, Tenant's performance shall be excused for a period equal to such delay and Tenant shall not during such period be considered to be in default under this Lease with respect to the obligation, performance of which has thus been delayed. Each party agrees to provide the other party written notice of Force Majeure delays promptly upon learning of such delays, and the failure of the claiming party to give the other party such written notice promptly upon the claiming party learning of such delay shall preclude the claiming party from claiming such Force Majeure delay; provided further, however, with respect to a continuing Force Majeure delay, the claiming party will be obligated to give notice to the other party promptly following the start of the Force Majeure delay and to provide the other party continuing updates throughout the period of the Force Majeure delay and to give the other party a final notice when the Force Majeure delay ceases. Notwithstanding the foregoing, unless specifically referenced therein, Force Majeure shall not extend specific time periods set forth in this Lease, including those pertaining to construction, restoration, or interruption of services. Without limiting the foregoing, Exhibit "C" contains a separate
                                              -----------
definition of Force Majeure that applies prior to Substantial Completion for purposes of Exhibit "C" instead of the definition of Force Majeure contained in
            -----------
this Paragraph 34(n).

          (o) Building Name.  Until such time as an Event of Default has
              -------------
occurred and is continuing, or Landlord has terminated Tenant's right to possession of the Demised Premises pursuant to Paragraph 26(b)(ii) hereof:

     (i) The name of the Building shall be "Nissan Motor Acceptance Corporation Building" or such other name selected by Tenant; provided however that, upon not less than ninety (90) days' prior written notice from Tenant to Landlord, Tenant may change the name to such other name directly related to the business of Tenant in the Demised Premises as is designated by Tenant in such notice; further provided, however, that Tenant shall pay all costs and expenses arising out of or in any manner connected with such change.

     (ii) Tenant shall have the exclusive right, subject to Landlord's reasonable approval and subject to Tenant obtaining all necessary governmental approvals, to place Tenant's name and corporate logo on the Building and to construct a monument sign outside the Building; provided, however, that Tenant shall install and maintain all such signs and logos in accordance with all applicable laws, in a good and workmanlike manner, and in good order and repair. Tenant shall, at its sole cost and expense, remove all such signs at the termination of this Lease, and shall restore, at its sole cost and expense, at the termination of this Lease, the affected portion of the Project to its condition prior to the installation of such signs.

   (iii) Landlord agrees not to construct additional buildings on the Land without Tenant's consent, which consent may be granted or withheld in Tenant's sole discretion.

    (iv) Landlord shall not name the Building, the Project or the Land, and shall not grant any exterior signage rights to any person or entity.

          (p) Roof.  In addition to the other rights granted by this Agreement,
              ----
Tenant shall have the exclusive right (non-exclusive upon the happening of any one or more of the following: an Event of Default has occurred and is continuing, or Landlord has terminated Tenant's right to possession of the Demised Premises pursuant to Paragraph 26(b)(ii) hereof), but not the obligation, for the duration of the term of this Lease, (a) to install, maintain and operate on the roof of the Building (the "Roof") one or more satellite dishes and related communications equipment, for transmission and reception of communications (including but not limited to data and voice), and related plenum-rated cabling (collectively, "Antenna"), and (b) to install, maintain and operate on the Roof supplemental HVAC equipment, and related plenum-rated cabling (collectively, "Supplemental Equipment"). The locations for the Antenna and the Supplemental Equipment shall be subject to Landlord's approval, which approval Landlord agrees not to unreasonably withhold, condition or delay. Tenant must obtain the prior approval of Landlord of the type and size of the Antenna (the Antenna may not exceed five feet in diameter) and Supplemental Equipment, of the plans and specifications for the connections to the Demised Premises, and of the plans for the installation (including without limitation screening) of the Antenna and Supplemental Equipment, which approvals Landlord agrees not to unreasonably withhold, condition or delay. All costs of installation, upgrading, maintenance, security and removal (Tenant shall always have the right to remove the Antenna and Supplemental Equipment; Landlord may require that Tenant remove all or any portion of the Antenna and the Supplemental Equipment upon expiration or termination of this Lease) and any required repairs to the Building due to the installation or removal of the Antenna or the Supplemental Equipment, shall be paid by Tenant. If an Event of Default has occurred under this Lease or Landlord has terminated Tenant's right to possession of the Demised Premises pursuant to Paragraph 26(b)(ii) hereof, Tenant's right to install the Antenna and Supplemental Equipment pursuant to this provision shall be non-exclusive and in such event Landlord may use any other portion of the Roof for its own communication equipment or may allow other tenants or third parties to use any other portion of the Roof, so long as such other equipment does not interfere with the operation of Tenant's Antenna and Supplemental Equipment. If Tenant's rights hereunder become non-exclusive, the Antenna and Supplemental Equipment shall not interfere with the operation of any other telecommunication equipment existing on the Roof or elsewhere in the Project (or any telecommunication equipment planned for installation on the Roof or elsewhere in the Project) at the time the Antenna or Supplemental Equipment, as the case may be, is installed, so long as Landlord provides Tenant with a description of the type, location and function of such existing or planned equipment at the time of Tenant's request for approval of the Antenna or Supplemental Equipment. Tenant shall not take any action which would void or otherwise impair the effectiveness of Landlord's roof warranty. Subject to the waivers contained in this Lease, and except to the extent caused by the negligence or willful misconduct of Landlord, its employees, agents, contractors or licensees, Tenant hereby indemnifies Landlord from all claims, damages, costs and expenses arising out of the installation, maintenance, use or removal of the Antenna or Supplemental Equipment by Tenant. Tenant hereby waives any and all claims against Landlord arising out of damage, destruction or theft of the Antenna or Supplemental Equipment or any portion thereof, regardless of the cause (other than the negligence or willful misconduct of Landlord, its employees, agents, contractors or licensees). Tenant may also use the risers, conduits and towers in the Building, subject to reasonable space limitations and Landlord's reasonable requirements for use of such areas and subject to Landlord's prior approval of the installation and exact location thereof (which approval Landlord agrees not to unreasonably withhold, condition or delay), for purposes of installing cabling from the Antenna to the Demised Premises in the interior of the Building or installing piping from the Supplemental Equipment to the Demised Premises in the interior of the Building. Landlord shall not charge Tenant any rent with respect to the Antenna or Supplemental Equipment. Landlord reserves the right to require Tenant, at Tenant's sole cost, to relocate the Antenna or Supplemental Equipment temporarily to a location, as regards the Antenna, providing Tenant comparable reception and transmission capabilities if necessary in connection with repairs, replacement, alterations or improvements to the Roof.

          (q) Guaranty and Comfort Letter.  Contemporaneously with the execution
              ---------------------------
of this Lease, Tenant shall deliver or cause to be delivered to Landlord a Guaranty of this Lease (the "Parent Company Guaranty") from Nissan North America, Inc. (the "Guarantor"), a California corporation, in the form attached hereto as Exhibit "H" and by reference made a part hereof. In addition, prior
          -----------
to the execution of this Lease, Tenant delivered to Landlord a comfort letter dated July 18, 2001, related to the current financial condition of both Guarantor and Tenant. Commencing in the year 2002, and continuing each calendar year thereafter during the term of this Lease, on or before the date not more than ninety (90) days following the end of Tenant's fiscal year, Tenant shall deliver to Landlord an updated comfort letter with respect to the then current financial condition of both Guarantor and Tenant, in substantially the same form as is attached hereto as Exhibit "I" and by reference made a part hereof.
                         -----------

          (r) Parking.  Parking for the Demised Premises shall be constructed in
              -------
accordance with Exhibit "C".  Until such time as an Event of Default has
                -----------
occurred, or Landlord has terminated Tenant's right to possession of the Demised Premises pursuant to Paragraph 26(b)(ii) hereof, (i) Tenant shall have the exclusive right to use the parking spaces provided pursuant to Exhibit "C"
                                                               -----------
located on the Land (the "Tenant Parking Spaces") throughout the term of this Lease at no charge; (ii) Landlord shall not use any Tenant Parking Spaces (other than temporarily for a de minimis number of spaces in connection with the exercise of Landlord's rights and obligations under this Lease) and shall not grant to any other party the right to use any Tenant Parking Spaces; and (iii) Tenant shall have the right from time to time and at any time to designate all or any portion of the Tenant Parking Spaces as reserved or visitor parking.

          (s) Municipal Incentives. Landlord agrees to cooperate with Tenant
              --------------------
(but the same shall not require the expenditure of more than nominal amounts of money by Landlord) in Tenant's efforts to obtain all tax and other incentives available from any and all city, county, state, school or other applicable municipalities or jurisdictions in connection with Tenant's business conducted from the Demised Premises. All such incentives and benefits received by Tenant shall inure to the benefit of Tenant.

          (t)  Limited Offset Right.
               --------------------

          (1) The occurrence of the following constitutes an "Event of Default" by Landlord under this Lease: failure by Landlord to observe or perform any covenant, agreement, condition or provision of this Lease, if such failure shall continue for thirty (30) days after receipt of written notice from Tenant to Landlord (and each mortgagee of Landlord the address for which Landlord has provided in a written notice to Tenant) specifying such failure, provided, however, if such default is of a nature that it can be cured and if Landlord or any mortgagee of Landlord in good faith commences to cure such default within such thirty (30) day cure period, but due to the nature of such default it could not be cured within such cure period after due diligence, no Event of Default shall be deemed to have occurred at the end of the cure period if Landlord or such mortgagee is then diligently pursuing such cure to completion, and completes such cure within ninety (90) days after such thirty (30)-day period.

          (2) Notwithstanding anything to the contrary set forth hereinabove, if the event such failure by Landlord results in what Tenant, in good faith, believes to be an emergency condition posing imminent danger of bodily injury to persons or physical damage to tangible property, Tenant may, without following the prior notice procedure set forth hereinabove, take the minimum action necessary, in Tenant's reasonable opinion, to remedy the emergency condition so long as such action by Tenant does not adversely affect the systems or structure of the Project. Promptly following the completion of the action Tenant deems reasonably necessary, Tenant must provide notice to Landlord (and each mortgagee of Landlord the address for which Landlord has provided in a written notice to Tenant) describing Landlord's alleged failure and the action taken by Tenant and including without limitation written evidence of the costs and expenses incurred by Tenant for which Tenant claims reimbursement.

          (3) If an Event of Default by Landlord occurs, Tenant shall have the right, in addition to other remedies available at law or in equity, but not the obligation, to spend any monies to cure such Event of Default so long as such action by Tenant does not adversely affect the systems or structure of the Project.

          (4) If an Event of Default by Landlord occurs and Tenant exercises Tenant's right to cure under this Paragraph 34(t), Tenant shall have the right to invoice Landlord (with a duplicate copy to each mortgagee of Landlord the address for which Landlord has provided in a written notice to Tenant) the cost and expenses incurred by Tenant in connection with curing such Event of Default, and Landlord shall reimburse Tenant within thirty
     (30) days following receipt of such invoice. If (A) Landlord shall fail to reimburse Tenant for such cost and expenses within such thirty (30) day period, (B) Tenant obtains in a court of competent jurisdiction a final nonappealable judgment against Landlord for such costs (provided that Tenant simultaneously with the giving, sending or serving of the same on or to Landlord provides each mortgagee of Landlord, the address for which Landlord has provided in a written notice to Tenant, duplicate copies of the complaint, all notices, pleadings and other matters served upon or delivered to Landlord in connection with obtaining such judgment, and sends each such mortgagee a copy of the final judgment at least thirty
     (30) days prior to commencing any offset), and (C) Landlord shall fail to reimburse Tenant for such cost and expenses within thirty (30) days after the later of the date such judgment is final or the date a copy of such final judgment was sent to each such mortgagee, then, in such event, Tenant shall have the right to deduct such costs and expenses from Base Rent thereafter due hereunder, provided, however, that in no event shall the amount deducted from any installment of Base Rent exceed an amount equal to twenty five percent (25%) of the amount of such installment of Base Rent prior to such deduction. For the purposes of this Lease, such judgment shall be deemed to be "final" at such time as the judgment has been granted by the court and any and all appeal periods, as provided by law, with respect thereto have expired with no appeal having been filed; or if filed, rejected or terminated finally and conclusively in favor of the Tenant. Each mortgagee of Landlord shall have the right, but not the obligation, to reimburse Tenant any amounts due to be reimbursed by Landlord to Tenant as set forth above and Tenant shall accept any such reimbursement in satisfaction of Landlord's reimbursement obligations hereunder.

          (u) Consents and Approvals.  Unless the applicable provision provides
              ----------------------
otherwise (such as, but not limited to, by providing that consent may be granted or withheld in a party's sole discretion, or by specifying a different time period), whenever this Lease provides for the consent or approval of Landlord or Tenant, such party shall not unreasonably withhold, condition or delay such consent, and the responding party shall have thirty (30) days to respond.

          (v) Confidentiality.  Landlord and Tenant agree that the terms and
              ---------------
conditions of this Lease, as well as any prior negotiations between Landlord and Tenant with respect to this Lease, shall be treated as confidential, except in any litigation or proceeding between the parties and, except further, that either party may disclose such information to prospective purchasers, to prospective or existing lenders, to prospective or existing investors, to prospective or existing assignees or sublessees, to any affiliates, to any attorney, accountant, auditor or other licensed professional consultant to the disclosing party, to any state, federal or local governmental authority, department, board, commission, court, officer or agency (including, but not limited to, the Internal Revenue Service) or pursuant to any subpoena or judicial process. This duty of confidentiality does not apply to information:
(1) lawfully within a party's possession prior to the negotiations leading to this Lease; (2) that is voluntarily disclosed to the public by a third-party that does not breach any obligation it has not to reveal such information; (3) is voluntarily disclosed to the public by the other party, or such party's affiliates, or contractors; or (4) is generally known to the public. Landlord and Tenant agree not to unreasonably withhold consent to any public announcement or press release concerning this transaction.

          (w) Landlord's Lien.  Landlord hereby waives, releases and negates any
              ---------------
and all contractual liens and security interests, statutory liens and security interests and/or any and all other liens and security interests arising by operation of law or otherwise to which Landlord might now or hereafter be entitled upon all equipment, furnishings, furniture, supplies, inventory or other personal property which Tenant may place (or cause or permit to be placed on its behalf) in or upon the Demised Premises. So long as Landlord has not terminated Tenant's right to possession of the Demised Premises pursuant to Paragraph 26(b)(ii) hereof, Tenant may remove its property from the Demised Premises at any time during the term of this Lease without Landlord's consent. In the event Landlord terminates Tenant's right to possession of the Demised Premises pursuant to Paragraph 26(b)(ii) hereof, Tenant may remove its property from the Demised Premises during the period ending on the day ten (10) days following such termination.

          (x) Landlord Alterations.  Except for alterations required by law to
              --------------------
the extent such alterations are Landlord's responsibility under this Lease, and except to the extent permitted pursuant to Exhibit "C", until such time as an
                                           -----------
Event of Default has occurred and is continuing, or Landlord has terminated Tenant's right to possession of the Demised Premises pursuant to Paragraph 26(b)(ii) hereof, Landlord will not make any alterations to the Project without Tenant's consent, which consent, except as expressly provided otherwise in this Lease with respect to specific matters (such as, without limitation, signs in Paragraph 39), may be granted or withheld in Tenant's sole discretion.

          (y) Counterparts. This Lease may be executed in multiple counterparts,
              ------------
each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement. The executed signature pages of any counterpart hereof may be appended or attached to any other counterpart hereof; and, provided that all parties hereto shall have executed a counterpart hereof, this Lease shall be valid and binding upon the parties notwithstanding the fact that the execution of all parties may not be reflected upon any one single counterpart.

     IN WITNESS WHEREOF, the parties hereto have executed and sealed this Lease on the day, month and year first above written.


                                      "TENANT":
                                      ---------

                                      NISSAN MOTOR ACCEPTANCE CORPORATION, a
Witness:                              California corporation

_________________________             By: /s/ Katsumi Ishii
                                         -------------------------------------
                                      Name: Katsumi Ishii
                                           -----------------------------------
                                      Its: President
                                          ------------------------------------
_________________________
                                      Attest:_________________________________
                                      Name:___________________________________
                                      Its:____________________________________

                                                      (CORPORATE SEAL)

                                      "LANDLORD":
                                      -----------

                                      WELLS OPERATING PARTNERSHIP, L.P., a
                                      Delaware limited partnership

Witness:                              By:  Wells Real Estate Investment Trust,
                                           Inc., a Maryland corporation,
                                           general partner
/s/ John W. Griffin
-------------------------
                                           By: /s/ Leo F. Wells III
                                              ------------------------
                                           Name: Leo F. Wells III
                                                ----------------------
/s/ Martha Jean Cory                       Title: President
_________________________                        ---------------------

                                  EXHIBIT "A"
                                  -----------

                                     LAND

BEING a tract of land situated in the CORDELIA BOWEN SURVEY, ABSTRACT NO. 56, DALLAS County, Texas, and being all of Lot 7, Block C of DFW FREEPORT, 12TH INSTALLMENT, an Addition to the City of Irving, Texas, recorded in Volume 86246, Page 317, Deed Records of DALLAS County, Texas, said tract being more particularly described by metes and bounds as follows:

BEGINNING at a 1/2 inch iron rod with "Halff Assoc., Inc" cap (hereafter referred to as "with cap") found for corner at the North end of a right of way corner clip at the intersection of the Northeast right of way line of Esters Boulevard (80 foot right of way) and the Southeast right of way line of Freeport Parkway (100 foot right of way);

THENCE North 54 degrees 19 minutes 10 seconds East, with said Southeast right of way line of Freeport Parkway, a distance of 57.16 feet to a 1/2 inch iron rod with cap found at the beginning of a curve to the left having a radius of 880.59 feet;

THENCE in a Northerly direction, continuing with said Southeast right of way line and along said curve to the left, through a central angle of 44 degrees 00 minutes 00 seconds, an arc distance of 676.24 feet to a 1/2 inch iron rod with cap found for corner;

THENCE North 10 degrees 19 minutes 10 seconds East, continuing along said right of way line, a distance of 87.55 feet to a 1/2 inch iron rod with cap found for corner, said point being the Southeast end of a right of way corner clip at the intersection of said Southeast right of way line of Freeport Parkway and the Southwest right of way line of Regent Boulevard (100 foot right of way);

THENCE North 55 degrees 19 minutes 10 seconds East, along said right of way corner clip, a distance of 25.00 feet to a 1/2 inch iron rod with cap found for corner on said Southwest line of Regent Boulevard;

THENCE South 79 degrees 40 minutes 50 seconds East, along said Southwest right of way, a distance of 402.27 feet to a 1/2 inch iron rod with cap found at the beginning of a curve to the right having a radius of 549.97 feet;

THENCE in a Southeasterly direction, continuing with said Southwest right of way line, along said curve to the right, through a central angle of 43 degrees 56 minutes 10 seconds, an arc distance of 421.73 feet to a 1/2 inch iron rod with cap found at the end of said curve;

THENCE, South 35 degrees 44 minutes 40 seconds East, continuing with said Southwest right of way line, a distance of 88.38 feet to a 1/2 inch iron rod with cap found for corner, said point being the Northern most corner of Lot 6, Block C of said 12th Installment;

THENCE South 54 degrees 19 minutes 10 seconds West, departing said Southwest right of way line and along the Northwesterly line of said Lot 6, passing at a distance of 820.00 feet the Western most corner of Lot 6, also being the Northern most corner of Lot 9B, Block C, DFW Freeport, 12th Installment Revision, an Addition to the City of Irving, Texas, recorded in Volume 94036, Page 4168, Deed Records, DALLAS County, Texas, and continuing along the Northwesterly line of said Lot 9B, in all a distance of 1208.41 feet to an "X" cut in concrete set on said Northeast right of way line of Esters Boulevard;

THENCE North 35 degrees 40 minutes 50 seconds West, with said Northeast right of way line, a distance of 433.97 feet to a 1/2 inch iron rod with cap found at the South end of the aforementioned corner clip at the intersection of Esters Boulevard and Freeport Parkway;

THENCE North 09 degrees 19 minutes 10 seconds East, with said right of way corner clip, a distance of 25.00 feet to the POINT OF BEGINNING and CONTAINING 647,857 square feet or 14.873 acres of land, more or less.